INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders of HFS Incorporated:

We have audited the consolidated balance sheets of HFS Incorporated and its subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of HFS Incorporated and PHH Corporation, which has been accounted for as a pooling of interests as described in Note 2 to the consolidated financial statements. We did not audit the financial statements of PHH Corporation for the years ended December 31, 1996, January 31, 1996 and January 31, 1995, which statements reflect assets of $6,574,646,000 and $5,775,627,000 as of December 31, 1996 and January 31, 1996, respectively, and revenues of $1,938,537,000, $1,815,120,000, $1,609,340,000 for the years ended December 31, 1996, January 31
1996 and January 31, 1995, respectively. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for PHH Corporation for such periods, is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HFS Incorporated and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights", in the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
March 31, 1997 (May 27, 1997 as to Note 2a and April 30, 1997 as to Note 2b)

INDEPENDENT AUDITORS' REPORT



The Stockholders and Board of Directors
PHH Corporation

We have audited the consolidated balance sheets of PHH Corporation and subsidiaries as of December 31, 1996 and January 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1996 and each of the years in the two-year period ended January 31, 1996, not presented separately herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PHH Corporation and subsidiaries as of December 31, 1996 and January 31, 1996, and the results of their operations and their cash flows for the year ended December 31, 1996 and for each of the years in the two-year period ended January 31, 1996, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights", in the year ended January 31, 1996.




/s/ KPMG Peat Marwick LLP
Baltimore, Maryland
April 30, 1997

                        HFS Incorporated and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)




                                                              December 31,
ASSETS                                                     1996         1995
                                                       -----------   -----------
CURRENT ASSETS
Cash and cash equivalents ..........................   $    69,541   $    22,923
Restricted cash ....................................        89,849          --
Investment in equity securities ....................        22,500          --
Other accounts and notes receivable,
     net of allowance for doubtful
     accounts of $27,265 and $27,008,
     respectively ..................................       687,907       565,484
Other current assets ...............................        94,820        83,220
Deferred income taxes ..............................        93,798        41,242
                                                       -----------   -----------

TOTAL CURRENT ASSETS ...............................     1,058,415       712,869


Property and equipment - net .......................       328,528       164,220
Franchise agreements - net of
     accumulated amortization of
     $87,876 and $65,905, respectively .............       995,947       517,218
Excess of cost over fair value of
      net assets acquired net of
      accumulated amortization of
      $63,725 and $25,021, respectively ............     1,783,409       406,414
Other intangibles - net of accumulated
      amortization of $4,441 .......................       604,535          --
Investment in car rental operations
      of Avis, Inc. ................................        76,540          --
Other assets .......................................       289,392       172,483
                                                       -----------   -----------

Total assets exclusive of assets under programs ....     5,136,766     1,973,204
                                                       -----------   -----------

Assets under management and mortgage programs:
     Net investment in leases and leased vehicles ..     3,418,666     3,243,236
     Relocation receivables ........................       773,326       736,038
     Mortgage loans held for sale ..................     1,248,299       784,901
     Mortgage servicing rights and fees ............       288,943       191,434
                                                       -----------   -----------
                                                         5,729,234     4,955,609
                                                       -----------   -----------

TOTAL ASSETS .......................................   $10,866,000   $ 6,928,813
                                                       ===========   ===========




 See  accompanying  notes to consolidated  financial statements.

                        HFS Incorporated and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                           December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                   1996            1995
                                                   ------------    ------------
CURRENT LIABILITIES
Accounts payable and other accrued expenses ....   $    855,770    $    600,203
Short-term debt ................................        150,000            --
Due to car rental operations of
 Avis, Inc., net ...............................         61,807            --
Current portion of long-term debt ..............          2,995           2,249
                                                   ------------    ------------

TOTAL CURRENT LIABILITIES ......................      1,070,572         602,452

Long-term debt .................................        748,421         300,778
Deferred revenue ...............................        397,034          64,591
Other liabilities ..............................        131,021          72,079
                                                   ------------    ------------

Total liabilities exclusive of
 liabilities under programs ....................      2,347,048       1,039,900
                                                   ------------    ------------

Liabilities under management and
 mortgage programs:
     Debt ......................................      5,089,943       4,427,872
     Deferred income taxes .....................        281,948         234,918
                                                   ------------    ------------
                                                      5,371,891       4,662,790

Series A adjustable rate Preferred Stock .......           --            80,000
                                                   ------------    ------------

Commitments and contingencies (Note 12)

SHAREHOLDERS' EQUITY
Preferred stock, $1.00 par value
 - authorized 10,000,000 shares;
     none issued and outstanding ...............           --              --
Common stock, $.01 par value
 - authorized 600,000,000 shares;
     issued and outstanding 158,728,807
 and 130,991,148 shares, respectively ..........          1,588           1,310
Additional paid-in capital .....................      2,337,297         566,795
Retained earnings ..............................        830,970         601,118
Net unrealized gain on investment ..............          4,366            --
Currency translation adjustment ................         (8,008)        (23,100)
Treasury stock, at cost (322,500 shares) .......        (19,152)           --
                                                   ------------    ------------

TOTAL SHAREHOLDERS' EQUITY .....................      3,147,061       1,146,123
                                                   ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....   $ 10,866,000    $  6,928,813
                                                   ============    ============


 See  accompanying  notes to consolidated  financial statements.

                        HFS Incorporated and Subsidiaries
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)


                                                  Years Ended December 31,
                                        ------------------------------------
                                            1996        1995         1994
                                        ----------   ----------   ----------

REVENUES
Service fees, net ...................   $1,340,534   $  962,954   $  815,423
Fleet leasing (net of depreciation
 and interest costs of
 $1,132,408, $1,088,993 and $976,244,
 respectively) ......................       56,660       52,079       47,860
Other, net ..........................       42,978       41,857       28,837
                                        ----------   ----------   ----------
Net revenues ........................    1,440,172    1,056,890      892,120
                                        ----------   ----------   ----------

EXPENSES
Operating ...........................      660,079      528,571      458,462
Marketing and reservation ...........      157,347      137,715      124,603
General and administrative ..........       73,373       36,457       29,452
Depreciation and amortization .......       97,811       63,178       53,712
Interest, net .......................       19,695       22,949       18,490
                                        ----------   ----------   ----------
Total expenses ......................    1,008,305      788,870      684,719
                                        ----------   ----------   ----------

Income before income taxes ..........      431,867      268,020      207,401
Provision for income taxes ..........      174,626      110,170       84,868
                                        ----------   ----------   ----------
NET INCOME ..........................   $  257,241   $  157,850   $  122,533
                                        ==========   ==========   ==========


PER SHARE INFORMATION
Net income
     Primary ........................   $     1.59   $     1.14   $     0.95
     Fully diluted ..................         1.58         1.12         0.95


Weighted average shares outstanding
     Primary ........................      164,378      142,490      129,535
     Fully diluted ..................      165,146      144,489      129,563





 See  accompanying  notes to consolidated  financial statements.

                        HFS Incorporated and Subsidiaries
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                      (In thousands, except per share data)

                                                                                             Net
                                                           Additional                     Unrealized      Currency
                                     Common Stock           Paid-in         Retained       Gain on       Translation    Treasury
                                 Shares        Amount       Capital         Earnings      Investment     Adjustment       Stock
                                ---------    ---------    -----------     -----------    -----------     -----------   ---------

Balance, January 1, 1994         116,997     $  1,170     $  334,449      $  445,002     $        --     $ (21,191)    $     --
Issuance of common stock           4,140           41         55,901              --              --            --           --
Exercise of stock options            464            5          5,154              --              --            --           --
Tax benefit from exercise of
   stock options                      --            --         1,935              --              --            --           --
Cash dividends declared(1)            --            --            --         (21,680)             --            --           --
Retirement of common stock        (1,180)         (12)       (25,433)             --              --            --           --
Currency translation adjustment        --           --             --             --              --         2,336           --
Distribution of Chartwell
   Leisure Inc.                        --           --       (18,445)        (79,775)             --            --           --
Net income                             --           --            --         122,533              --            --           --
                                ---------    ---------    -----------     -----------    -----------     ---------     ---------

Balance, December 31, 1994       120,421        1,204        353,561         466,080              --       (18,855)          --

Issuance of common stock           8,341           83        178,240              --              --            --           --
Exercise of stock options          1,249           13         16,891              --              --            --           --
Tax benefit from exercise of
   stock options                     --            --          3,484              --              --            --           --
Exercise of stock warrants           991           10         14,872              --              --            --           --
Cash dividends declared(1)            --           --             --         (22,812)             --            --           --
Conversion of 4 1/2%
   Senior Notes                        2            --            29              --              --            --           --
Retirement of common stock           (13)           --          (282)             --              --            --           --
Currency translation adjustment        --           --            --              --              --        (4,245)          --
Net income                             --           --            --         157,850              --            --           --
                                ---------    ---------    -----------     -----------    -----------     ----------    ----------
Balance, December 31, 1995       130,991        1,310        566,795         601,118              --       (23,100)          --

Issuance of common stock          25,706          257      1,712,015              --              --            --           --
Exercise of stock options          1,879           19         25,909              --              --            --           --
Tax benefit from exercise
   of stock options                    --           --        29,922              --              --            --           --
Cash dividends declared(1)             --           --            --         (24,984)             --            --           --
Conversion of 4 1/2%
   Senior Notes                      181            2          3,291              --              --            --           --
Purchase of common stock               --           --            --              --              --            --       (19,152)
Currency translation adjustment        --           --            --              --              --         12,712          --
Net unrealized gain on investment      --           --            --              --           4,366            --           --
Net income                             --           --            --         257,241              --            --           --

Less PHH activity for January
1996 to reflect change in PHH
   fiscal year:
   Exercise of stock options         (28)           --          (635)             --              --            --            --
   Cash dividend declared(1)           --           --            --           5,859              --            --            --
   Currency translation adjustment     --           --            --              --              --          2,380           --
   Net income                          --           --            --          (8,264)             --            --            --
                                ---------    ---------    -----------     -----------    -----------     ----------    ----------
Balance, December 31, 1996       158,729     $  1,588     $2,337,297      $  830,970     $     4,366     $   (8,008)    $ (19,152)
                                =========    =========    ===========     ==========     ===========     ==========    ==========


(1) Represents cash dividends declared and paid to PHH Corporation common shareholders prior to the merger between HFS Incorporated and PHH Corporation.



See accompanying notes to consolidated financial statements.

                        HFS Incorporated and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                         For the Years Ended December 31,
Operating Activities                                   1996           1995            1994
                                                    -----------    -----------    -----------

Net income ......................................   $   257,241    $   157,850    $   122,533
Adjustments to reconcile net income
   to net cash provided by operating
     activities:
   Depreciation and amortization ................       103,279         65,649         58,239
   Depreciation on vehicles under
     operating leases ...........................       970,633        929,341        849,523
   Amortization and write-down of
     mortgage servicing rights and fees .........        51,128         31,572         20,284
   Additions to originated mortgage
     servicing rights ...........................       (97,568)       (61,095)          --
   Additions to excess mortgage
     servicing rights ...........................       (66,825)       (51,191)       (24,679)
   Gain on sales of mortgage servicing rights ...        (5,194)       (17,400)       (28,076)
   Deferred income taxes ........................        92,351         54,700         45,900
   Proceeds from repayment of relocation
     receivables and equity advances ............     4,348,857      6,070,490      5,059,017
   Relocation receivables and equity
     advances generated .........................    (4,307,978)    (6,238,538)    (4,989,953)
   Gain on sale of subsidiaries .................       (14,632)          --             --

   Increase (decrease) from changes in:
     Accounts and notes receivable ..............       (43,620)       (32,409)       (52,050)
     Accounts payable, accrued expenses and other       (42,105)        65,156        (75,770)
     Mortgage loans held for sale ...............       (73,308)      (139,520)        42,562
     All other operating activity ...............        43,491          9,116        (46,038)
                                                    -----------    -----------    -----------
Net cash provided by operating activities .......     1,215,750        843,721        981,492
                                                    -----------    -----------    -----------

Investing Activities
Property and equipment additions ................       (66,595)       (45,554)       (34,243)
Due to car rental operations of Avis, Inc. ......       (11,228)          --             --
Loans and investments ...........................       (12,721)       (33,783)       (42,524)
Net assets acquired, exclusive of
    cash acquired ...............................    (1,597,231)       (70,647)          --
Investment in leases and leased vehicles ........    (1,738,426)    (2,008,559)    (1,703,690)
Repayment of investment in leases
    and leased vehicles .........................       595,852        576,670        593,155
Proceeds from sales and transfers of leases and
   leased vehicles to third parties .............          --          109,859        105,087
Purchases of mortgage servicing rights ..........          --          (17,849)       (17,241)
Proceeds from sales of mortgage servicing rights          7,113         21,742         36,836
Proceeds from sale of subsidiaries ..............        38,018           --             --
Funding of grantor trusts .......................       (89,849)          --             --
All other investing activities ..................         6,844        (23,821)        10,511
                                                    -----------    -----------    -----------
Net cash used in investing activities ...........    (2,868,223)    (1,491,942)    (1,052,109)
                                                    -----------    -----------    -----------



 See accompanying notes to consolidated financial statements.

                        HFS Incorporated and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                 (In thousands)




                                                        For the Years Ended December 31,
                                                     1996          1995             1994
                                                 -----------    -----------    -----------

Financing Activities
Principal payments on borrowings .............   $(1,649,040)   $(1,283,975)   $(1,236,563)
Net change in borrowings with terms
   of less than 90 days ......................       231,819         17,419         27,852
Proceeds from other borrowings ...............     2,103,104      1,858,826      1,365,449
Issuance of common stock .....................     1,179,388         65,537          6,080
Redemption of warrants .......................          --           14,877           --
Cash distribution ............................          --             --          (50,000)
Purchases of treasury stock ..................       (19,152)          (282)       (25,445)
Redemption of Series A Preferred Stock .......       (80,000)          --             --
Payment of dividends .........................       (24,984)       (22,812)       (21,680)
                                                 -----------    -----------    -----------
Net cash provided by financing activities ....     1,741,135        649,590         65,693
                                                 -----------    -----------    -----------


Effect of changes in exchange rates
   on cash and cash equivalents ..............       (46,321)         6,545          2,665
                                                 -----------    -----------    -----------

Net increase (decrease) in cash
   and cash equivalents ......................        42,341          7,914         (2,259)
Add PHH activity for January 1996 to reflect
   change in PHH fiscal year (Note 2b) .......         4,277           --             --
Cash and cash equivalents, beginning of period        22,923         15,009         17,268
                                                 -----------    -----------    -----------

Cash and cash equivalents, end of period .....   $    69,541    $    22,923    $    15,009
                                                 ===========    ===========    ===========


Supplemental Disclosures of Cash Flow
 Information Cash paid during the year for:
   Interest ..................................   $   287,339    $   280,279    $   203,259
                                                 ===========    ===========    ===========

   Taxes .....................................   $    58,637    $    34,410    $    32,317
                                                 ===========    ===========    ===========





See accompanying notes to consolidated financial statements.

                        HFS Incorporated and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies

     DESCRIPTION OF BUSINESS: HFS Incorporated (together with its subsidiaries, the "Company"), is a leading global provider of services to businesses serving consumer industries. The Company primarily engages in travel related and real estate related industries.

     TRAVEL RELATED BUSINESSES:

     o Lodging franchise (lodging segment). The Company franchises guest lodging facilities and residential real estate brokerage offices and provides operational and administrative services to its franchisees under the Days Inn(R), Howard Johnson(R), Knights Inn(R), Ramada(R), Super 8(R), Travelodge(R), Villager Lodge(R) ("Villager") and Wingate Inn(R) service marks.

         As a franchisor, the Company licenses the owners and operators of independent hotels to use the Company's brand names. The Company provides its customers with services designed to increase their revenue and profitability. These services permit franchisees to retain independence and local control while benefiting from the economies of scale of widely promoted brand names and standards of service, national and regional direct marketing and co-marketing arrangements and global procurement. Services include access to a national reservation system, national advertising and promotional campaigns, co- marketing programs and volume purchasing discounts.

    o    Car Rental (car rental segment).   The Company currently owns HFS Car
         Rental Inc. (formerly Avis, Inc.) ("Avis"), including the car rental operations of Avis ("ARAC") which provides vehicle rentals to businesses and individual customers worldwide as well as other rental-related products such as insurance, refueling services and loss damage waivers. The Company intends to undertake an initial public offering of ARAC (the "IPO") in 1997 which will dilute the Company's ownership interest to 25%. The Company will retain the Avis trademark and entered into a franchise agreement with ARAC effective as of January 1, 1997. (See "Principles of Consolidation"). In 1996, the Company provided franchise services to licensees other than ARAC, and operated a telecommunications and computer processing system which is used by ARAC and other independent car rental companies for reservations, rental agreement processing, accounting, fleet control and other purposes.

     o Timeshare (timeshare segment). The Company operates Resort Condominiums International ("RCI"), a provider of timeshare exchange programs, publications and other travel related services to the timeshare industry. The "RCI network" enables members who own timeshare interests in resort properties that are affiliated with the RCI Network to exchange such timeshare interests for an equivalent value in other affiliated resorts.

     o Fleet Management (fleet management segment). The Company provides services which primarily consist of the management, purchase, leasing, and resale of vehicles for corporate clients and government agencies. These services also include fuel, maintenance, safety and accident management programs and other fee-based services for clients' vehicle fleets.

         The Company leases vehicles primarily to corporate fleet users under operating and direct financing lease arrangements. Open-end operating leases and direct financing leases generally have a minimum lease term of 12 months with monthly renewal options thereafter. Closed-end operating leases typically have a longer term, usually 30 months or more, but are cancelable under certain conditions.

     REAL ESTATE RELATED BUSINESSES:

     o Real estate franchise (real estate segment). The Company franchises residential real estate brokerage offices and provides operational and administrative services to its franchisees under the CENTURY 21(R), Coldwell Banker(R), and Electronic Realty Associates(R) (ERA(R)) service marks. As franchisor, the Company licenses the owners and operators of independent real estate brokerage offices to use the Company's brand names. The Company provides services designed to increase franchisee revenue and profitability including national advertising and promotions, referrals, training and volume purchasing discounts.

     o Relocation (relocation segment). The Company provides relocation services to client corporations through its HFS Mobility Services Division. These services include the responsibility of selling transferee residences, providing equity advances on transferee residences for the purchase of new homes and certain home management services. The Company also offers fee-based programs such as home marketing assistance, household goods moves, destination services and property dispositions for financial institutions and government agencies.

     o Mortgage services (mortgage services segment). The Company provides services which primarily include the origination, sale and servicing of residential first mortgage loans. The Company markets a variety of first mortgage products to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms and other mortgage banks.

         OTHER (other segment). The Company records equity in the earnings from its investment in ARAC and provides marketing and other services to casino gaming facilities.

     PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts and transactions of the Company together with its wholly owned and majority owned subsidiaries except for the Company's ownership of ARAC which is accounted for under the equity method. ARAC is not consolidated because of the Company's plan to undertake the IPO which will dilute the Company's ownership interest to 25%. If the IPO is not consummated within one year of the Company's acquisition of Avis, the Company will consolidate ARAC. On April 30, 1997, HFS (the Company prior to the merger with PHH Corporation) acquired PHH Corporation ("PHH") by merger which has been accounted for as a pooling of interests. Accordingly, the accompanying consolidated financial statements have been restated as if PHH and HFS had operated as one entity since inception (See Note 2b). All material intercompany balances and transactions have been eliminated in consolidation.

     ASSETS AND LIABILITIES UNDER MANAGEMENT AND MORTGAGE PROGRAMS: The Company presents assets and liabilities of its fleet management and mortgage programs relating to leases, receivable under relocation programs and residential mortgage services in an unclassified manner in its balance sheet.

     CASH AND CASH EQUIVALENTS: The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     RESTRICTED CASH: Restricted cash consists of cash held in trust for employee benefit liabilities which were required to be funded prior to consummation of the merger of HFS with PHH. PHH funded several grantor trusts in accordance with the merger agreement.

     INVESTMENT SECURITIES: The Company determines the appropriate classifications of its investment securities at the time of purchase and periodically reevaluates such determinations. Unrestricted investment securities for which the Company does not have the intent or ability to hold to maturity are classified as "available for sale".

     Available for sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity.

     PROPERTY AND EQUIPMENT: Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed by the straight-line method over the estimated useful lives of the related assets or the lease term, if shorter. Interest costs of $564,000, $82,000 and $246,000 in 1996, 1995 and 1994, respectively, for the construction of property and equipment were capitalized and are being amortized over the estimated useful lives of the related assets. The Company periodically evaluates the recoverability of property and equipment by comparing the carrying value to current and expected cash flows separately for each business segment in which the property and equipment is employed.

     FRANCHISE AGREEMENTS: Franchise agreements are recorded at their estimated fair values upon acquisition and amortized over the estimated period to be benefited, ranging from 12 to 40 years using the straight-line method. The Company periodically evaluates the recoverability of franchise agreements by comparing the carrying value to current and expected future cash flows on a separate basis for each franchise brand.

     EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED: The excess of cost over fair value of net assets acquired is being amortized on a straight-
     line basis over the estimated  useful  lives,   ranging  from  20  to  40
     years. The Company periodically evaluates the recoverability of excess of cost over fair value of net assets acquired by comparing the carrying value to current and expected future cash flows on a separate basis for each acquisition.

     OTHER INTANGIBLES: Other intangibles, consisting of the Avis trademark, customer lists and a reservation system are recorded at their estimated fair values at the dates acquired and are amortized on a straight-line basis over the estimated periods to be benefited, ranging from 6.5 to 40 years. The Company periodically evaluates the recoverability of other intangibles by comparing the carrying values to current and expected future cash flows.

     FRANCHISE ACQUISITION COSTS : The Company expenses direct costs relating to franchise sales on the date the property opens.

     OTHER DEFERRED COSTS: Deferred financing costs are amortized over the life of the related debt using the interest method.

     REVENUE RECOGNITION: Revenue primarily consists of fees for providing services to businesses in consumer industries.

     Franchise  revenue:  Franchise  revenue  principally  consists  of royalty, marketing and reservation fees which are based on a percentage of franchised lodging properties' gross room sales ("Gross Room Sales") and franchised real estate brokerage offices' gross commissions earned on sales of residential real estate properties ("Gross Closed Commissions"). Royalty, marketing and reservation fees are accrued as the underlying franchisee revenue is earned. Franchise revenue also includes initial franchise fees which are recorded as revenue when the lodging property or real estate brokerage office opens as a franchised unit.

     Relocation services revenue: The relocation services provided by the Company include facilitating the purchase and resale of the transferee's residence, providing equity advances on the transferee's residence and home management services. The home is purchased under a contract of sale and the Company obtains a deed to the property; however, it does not generally record the deed or transfer of title. Transferring employees are provided equity on their home based on an appraised value determined by independent appraisers, after deducting any outstanding mortgages. The mortgage is generally retired concurrently with the advance of the equity and the purchase of the home. Based on its client agreements, the Company is given parameters under which it negotiates for the ultimate sale of the home. The gain or loss on resale is generally borne by the client corporation.

     While homes are held for resale, the amount funded for such homes carry an interest charge computed at a floating rate based on various indices.
     Direct costs of managing the home during the period the home is held for resale, including property taxes and repairs and maintenance are generally borne by the client. All such advances are generally guaranteed by the client corporation. The client normally advances funds to cover a portion of such carrying costs. When the home is sold, a settlement is made with the client corporation netting actual costs with any advanced billing.

     The fair value of equity advances and other relocation receivables approximates the carrying value. Revenues associated with the resale of a residence are recognized when services are performed from the date the property is acquired through the date the residence is sold to a third party.

     Timeshare revenue: Revenues generated from services provided to the timeshare industry include subscription and exchange revenue. Subscription revenue is deferred upon receipt and recorded as income as the contractual services (delivery of publications) are provided to subscribers. Exchange fees are recognized as revenue when the exchange request has been confirmed to the subscriber.

     Fleet management revenue: Revenues from fleet management services other than leasing are recognized over the period in which services are provided and the related expenses are incurred. The Company records the cost of leased vehicles as " net investment in leases and leased vehicles." Amounts charged to lessees for interest on the unrecovered investment are credited to income on a level yield method which approximates the contractual terms. Vehicles under operating leases are amortized using the straight-line method over the expected lease term.

     Mortgage services revenue: Loan origination fees, commitment fees paid in connection with the sale of loans, and direct loan origination costs associated with the loans held for resale, are deferred until the loan is sold. Fees received for servicing loans owned by investors are based on the difference between the weighted average yield received on the mortgages and the amount paid to the investor, or on a stipulated percentage of the outstanding monthly principal balance on such loans. Servicing fees are credited to income when received. Costs associated with loan servicing are charged to expense as incurred.

     Sales of mortgage loans are generally recorded on the date a loan is delivered to an investor. Sales of mortgage securities are recorded on the settlement date. Gains or losses on sales of mortgage loans are recognized based upon the difference between the selling price and the carrying value of the related mortgage loans sold. Beginning May 1, 1995 the carrying value of the loans excludes the cost assigned to originated servicing rights (see Note 7). Such gains and losses are also increased or decreased by the amount of deferred mortgage servicing fees recorded.

     The Company acquires mortgage servicing rights and excess servicing fees by originating or purchasing mortgage loans and selling those loans with servicing retained, or it may purchase mortgage servicing rights separately. The carrying value of mortgage servicing rights and excess servicing fees is amortized over the estimated life of the related loan portfolio. Such amortization is recorded net within service fees in the consolidated statements of income.

     Gains or losses on the sale of mortgage servicing rights are recognized when title and all risks and rewards have irrevocably passed to the buyer and there are no significant unresolved contingencies.

     The Company reviews the recoverability of excess servicing fees by discounting anticipated future excess servicing cash flows at original discount rates utilizing externally published prepayment rates. If the discounted value is less than the recorded balance, due to higher than expected prepayments, the difference is recognized as a write-down in the consolidated statement of income.

     Other revenue: Other principal sources of revenue included in each business segment primarily consist of service fees from agreements that provide preferred alliance partners access to the Company's customers and its customers' customers; telecommunications and computer processing services provided to the car rental industry; and marketing and other services provided to casino gaming facilities which are recognized as services are provided.

     DIVESTITURE: In 1996, the Company sold its North American truck fuel management operations, and recorded an $11.7 million net gain which is reflected in other net revenues.

     INCOME TAXES: The Company uses the liability method of recording deferred income taxes. Differences in financial and tax reporting result from differences in the recognition of income and expenses for financial and income tax purposes as well as differences between the fair value of assets acquired in business combinations accounted for as purchases and their tax bases. The Company and its subsidiaries file a consolidated federal income tax return for periods subsequent to each acquisition.

     SHARE INFORMATION: Earnings per share are based upon the weighted average number of common and common equivalent shares outstanding during the respective periods. The $240 million 4-3/4% Convertible Senior Notes issued in February 1996 are antidilutive and, accordingly, are not included in the computation of earnings per share. In addition, the $150 million 4-1/2% Convertible Senior Notes issued in October 1994 are anti-dilutive for the year ended December 31, 1994 and, accordingly, are not included in the computation of earnings per share for 1994. In each of November 1995 and February 1994, the Company's Board of Directors authorized a two-for-one split of the Company's common stock which was effected in the form of a 100% stock dividend in February 1996 and April 1994, respectively. All share, per share, stock price and stock award plan information presented herein has been retroactively adjusted to reflect the stock splits.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION: The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation" but applies Accounting Principle Board Opinion ("APB") No. 25 and related interpretations in accounting for its stock option plans. Under APB No. 25, because the exercise prices of the Company's employee stock options are equal to the market prices of the underlying Company stock on the date of grant, no compensation expense is recognized.

     DERIVATIVE FINANCIAL INSTRUMENTS: As a matter of policy, the Company does
     not engage in  derivatives  trading  or market-making   activities. Rather,
     derivative financial instruments including interest rate swaps and forward exchange contracts are used by the Company principally in the management of its interest rate exposures and foreign currency
     exposures on  intercompany  borrowings.   Additionally,   the  Company
     enters into forward delivery contracts, financial futures programs and options to reduce the risks of adverse price fluctuation with respect to both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued.

     Amounts to be paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the swap agreements as an adjustment to interest expense. The fair value of the swap agreements is not recognized in the consolidated financial statements since they are accounted for as hedges. Market value gains and losses on the Company's foreign currency transaction hedges are recognized in income and substantially offset related foreign exchange gains and losses. Market value gains and losses on positions used as hedges in the mortgage banking services operations are deferred and considered in the valuation of lower of cost or market value of mortgage loans held for sale.

     TRANSLATION OF FOREIGN CURRENCIES: Assets and liabilities of the foreign subsidiaries are translated at the exchange rates as of the balance sheet dates, equity accounts are translated at historical exchange rates and revenues, expenses and cash flows are translated at the average exchange rates for the periods presented. Translation gains and losses are included in stockholders' equity. Gains and losses resulting from the change in exchange rates realized upon settlement of foreign currency transactions are substantially offset by gains and losses realized upon settlement of forward exchange contracts. Therefore, the resulting net income effect of transaction gains and losses in the years ended December 31, 1996, 1995 and 1994, was not significant.

     NEW  ACCOUNTING  PRONOUNCEMENT:  In 1996,  the  FASB  issued  SFAS No.  125
     "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The statement provides accounting and reporting standards for transfers and servicing of financial assets and, among other things, SFAS No. 125 also requires that previously recognized servicing receivables that exceed contractually specified servicing fees shall be reclassified as interest-only strips receivable, and subsequently measured under the provisions of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." The Company will adopt the provisions of SFAS No. 125 on January 1, 1997 and will reclassify a portion of its excess servicing fees to interest-only strips. The effect of adopting SFAS No. 125 was not material to the Company's operations or financial condition.

     RECLASSIFICATIONS: Certain reclassifications have been made to the historical financial statements of HFS and PHH to conform to the restated presentation.


2.   Mergers and Acquisitions

2a.  Pending Merger with CUC International, Inc. (the "CUC Merger")

     On May 27, 1997, the Company entered into a definitive merger agreement (the "Merger Agreement") with CUC International Inc. ("CUC") pursuant to which each share of the Company's common stock shall be converted into the right to receive 2.4031 shares of CUC common stock. CUC is a leading technology-driven, membership- based consumer services company, providing its members with access to a variety of goods and services worldwide, including such components as shopping, travel, auto, dining, home improvement, lifestyle, vacation exchange, credit card and checking account enhancement packages, financial products and discount programs. CUC recorded total revenues and net income of $2.3 billion and $164.1 million, respectively, for the year ended January 31, 1997. Consummation of the transaction is subject to approval of the shareholders of each company at special meetings of such shareholders to be held in the second half of 1997. The CUC Merger will be accounted for as a pooling of interests.

2b.  Merger with PHH Corporation (the "PHH Merger")

      On April 30, 1997, HFS acquired PHH by merger for which was satisfied by the issuance of 30.3 million shares of Company common stock in exchange for all of the outstanding common stock of PHH. The PHH Merger has been accounted for as a pooling of interests. Accordingly, the accompanying consolidated financial statements have been restated as if PHH and HFS had operated as one entity since inception. PHH is the world's largest provider of corporate relocation services and also provides mortgage services and vehicle management services.

     Prior to the merger, PHH had an April 30 fiscal year end. In connection with the merger, PHH prepared financial statements for the twelve month periods ended December 31, 1996, January 31, 1996 and January 31, 1995. To conform to the HFS calendar year end, the PHH statements of income for the aforementioned twelve month periods have been combined with the HFS statements of income for the years ended December 31, 1996, 1995 and 1994, respectively. In combining PHH's twelve month periods to the HFS calendar years, the consolidated statement of income for the year ended December 31, 1996 included one month (January 1996) of PHH's operating results which was also included in the consolidated statement of income for the year ended December 31, 1995. Accordingly, an adjustment has been made to the Company's 1996 retained earnings for the duplication of net income of $8.3 million and cash dividends declared of $5.9 million for such one month period.

     The following table shows the historical results of HFS and PHH for the periods prior to the PHH merger ($000's):


                                                      For the Years Ended December 31,
                                                  1996              1995               1994
                                            --------------    -------------     -------------

     Net revenues
         HFS                                $      785,980    $     411,299     $     312,081
         PHH                                       654,192          645,591           580,039
                                            --------------    -------------     -------------
              Total                         $    1,440,172    $   1,056,890     $     892,120
                                            ==============    =============     =============


                                                      For the Years Ended December 31,
                                                  1996              1995               1994
                                            --------------    -------------     -------------
     Net income
         HFS                                $      169,584    $      79,730     $      53,489
         PHH                                        87,657           78,120            69,044
                                            --------------    -------------     -------------
              Total                         $      257,241    $     157,850     $     122,533
                                            ==============    =============     =============


     The Company recorded a one-time pre-tax restructuring charge of approximately $287 million upon consummation of the PHH merger for severance, facility consolidation, professional fees and other transaction related costs to be incurred in connection with the PHH Merger.

2c.  Completed Acquisitions

     The following acquisitions were accounted for using the purchase method of accounting; accordingly, assets acquired and liabilities assumed were recorded at their estimated fair values. The operating results of the following acquired companies are reflected in the Company's consolidated statements of income since the respective dates of acquisition.

     RESORT CONDOMINIUMS INTERNATIONAL, INC.: On November 12, 1996, the Company completed the acquisition of all the outstanding capital stock of Resort Condominiums International, Inc. and its affiliates ("RCI") for $487.1 million. The purchase price was comprised of $412.1 million in cash and $75.0 million (approximately 1.0 million shares) of Company common stock. The purchase agreement provides for contingent payments of up to $200 million over the next five years which are based on components which measure RCI's future performance, including EBITDA, net revenues and number of members, as defined. Any contingent payments made will be accounted for as additional excess of cost over fair value of net assets acquired.

     HFS CAR RENTAL INC.: On October 17, 1996, the Company completed the acquisition of all of the outstanding capital stock of Avis, initially including payments under certain employee stock plans of Avis and the redemption of certain series of preferred stock of Avis for an aggregate $806.5 million. The purchase price was comprised of $367.2 million in cash, $100.9 million in indebtedness and $338.4 million (4.6 million shares) in Company common stock. Subsequently, the Company made contingent cash payments of: (a) $17.6 million to General Motors Corporation ("GM"), representing the amount by which the value attributable under the Stock Purchase Agreement to the Company common stock received by GM in the Avis acquisition exceeded the proceeds realized upon the subsequent sale of such Company common stock; and (b) $26.0 million of credit facility termination fees which were not at the Company's discretion since the facility termination resulted from change of control provisions and the elimination of the ESOP in connection with the Avis acquisition. See Note 21 for a discussion of the Company's business plan and related accounting treatment regarding Avis.

     COLDWELL BANKER CORPORATION: On May 31, 1996, the Company acquired by merger Coldwell Banker Corporation ("Coldwell Banker"), the largest gross revenue producing residential real estate company in North America and a leading provider of corporate relocation services. The Company paid $640.0 million in cash for all of the outstanding capital stock of Coldwell Banker and repaid $105.0 million of Coldwell Banker indebtedness. The aggregate purchase price for the transaction was financed through the May 9, 1996 sale of an aggregate 19.4 million shares of Company common stock pursuant to a public offering. Subsequent to the acquisition of Coldwell Banker, the Company acquired for $2.8 million a relocation consulting firm which was merged into the Coldwell Banker relocation business.

     Immediately following the closing of the Coldwell Banker acquisition, the Company conveyed Coldwell Banker's 318 owned real estate brokerage offices (the "Owned Brokerage Business") to National Realty Trust (the "Trust"), an independent trust in which the Company has no beneficial interest. The Company recorded a $5.0 million charge ($3.1 million, net of tax or $.02 per share) in the second quarter of 1996 representing the fair value of operations contributed to the Trust. The charge represents the fair value of the Owned Brokerage Business based upon a valuation which considered earnings, cash flow, assets and business prospects to the contributed business.

     CENTURY 21 NON-OWNED REGIONS: During the second quarter of 1996, the Company purchased from four independent master licensees, the six U.S. previously non-owned CENTURY 21 regions ("CENTURY 21 NORS") consisting of more than 1,000 franchised real estate offices. The $147.4 million aggregate purchase price for the Century 21 NORS consisted of $96.4 million in cash, $5 million of notes and $46.0 million (0.9 million shares) of Company common stock.

     ELECTRONIC REALTY ASSOCIATES: On February 12, 1996, the Company purchased substantially all the assets comprising the Electronic Realty Associates ("ERA") residential real estate brokerage franchise system, the fourth largest franchise system in terms of franchised brokerage offices, for $39.4 million in cash.

     TRAVELODGE: On January 23, 1996, the Company purchased the assets comprising the Travelodge hotel franchise system in North America, including the Travelodge and Thriftlodge(R) service marks, and franchise agreements from Forte Hotels, Inc. ("FHI") for $39.3 million in cash.

     Concurrent with the Company's acquisition of the Travelodge franchise system, Motels of America, Inc., through a wholly owned subsidiary, (collectively "MOA"), purchased 20 Travelodge motels from FHI for $32.3 million. In addition MOA, a significant Company franchisee, entered into twenty year franchise agreements for nineteen of its acquired Travelodge motels and one acquired Ramada motel.

     In addition, Chartwell Leisure Inc. ("CHRT"), formerly National Lodging Corp., a former wholly owned Company subsidiary which was distributed to the Company shareholders in November, 1994 (the "Distribution Date"), purchased all of the capital stock of FHI for $98.4 million. FHI owns or has an interest in 112 hotel and motel properties. In connection with CHRT's acquisition, the Company guaranteed $75 million of CHRT borrowings under a $125 million revolving credit facility entered into by CHRT with certain banks. The Company is paid a guarantee fee of 2% per annum of the outstanding guarantee commitment by the Company pursuant to a financing agreement entered into between CHRT and the Company at the Distribution Date (the "Financing Agreement"). The Financing Agreement was modified to allow the Company to provide credit enhancements for hotel industry investments. In connection with the acquisition of the Travelodge franchise system and CHRT's acquisition of FHI, the marketing and advisory agreements previously entered into by the Company and CHRT at the Distribution Date were terminated. In November 1996, the Corporate Services Agreement was terminated by mutual agreement. The Company received $9.5 million in consideration for consenting to the early termination of such agreement which was recorded as other revenue. Additionally, CHRT paid a $2.0 million advisory fee to the Company in connection with CHRT's acquisition of FHI.

     KNIGHTS INN: In August 1995, the Company acquired the assets comprising the Knights Inn hotel franchise system, an economy hotel franchise system, for $14.5 million plus expenses.

     CENTURY 21: On August 1, 1995, a majority owned Company subsidiary, C21 Holding Corp. ("Holding"), acquired Century 21 Real Estate Corporation ("Century 21"), the world's largest residential real estate brokerage franchisor, from Metropolitan Life Insurance Company ("MetLife"). Aggregate consideration for the acquisition consisted of $245.0 million plus expenses, including an initial cash payment of $70.2 million, 4.0 million shares of the Company's common stock valued at $64.8 million, the assumption of $80.0 million of Century 21 redeemable preferred stock issued to MetLife prior to the acquisition (subsequently redeemed in February 1996) and a $30.0 million contingent payment made in February 1996. The excess of cost over fair value of net assets acquired recorded in connection with the acquisition, includes the contingent payment and purchase price adjustments subsequent to the acquisition.

     In connection with the acquisition, the Company executed an agreement, the Subscription and Stockholders' Agreement, with a management group pursuant to which the ownership of Century 21 Holding Corp. common stock would be divided 87.5% to the Company and 12.5% to the management group. In addition, the management group executives entered into renewable employment agreements with the Company with initial terms that commenced on November 1, 1995 and would expire on December 31, 1997. The Company had a call option to purchase Holding common stock owned by the management group after January 1, 1998 for the fair market value of such stock when and if the option is exercised and the management group had a put option to require the Company to purchase all their Holding common stock after January 1, 1998 at fair market value. Effective October 29, 1996 (the "Effective Date"), the Company amended the Subscription and Stockholders' Agreement to provide that the Company's call option to purchase Holding common stock at fair value from the management group was accelerated to the Effective Date with the fair value determined as of the Effective Date. Pursuant to such amendment, the employment agreements were terminated in October 1996 and the put and call options have been exercised. The 12.5% interest was acquired by the Company for $52.8 million in the second quarter of 1997.

     The Company and certain stockholders sold approximately 6.4 million common shares pursuant to a public offering in September 1995 (the "C21 Offering"). Included in the C21 Offering were 4.0 million shares issued to MetLife (the "MetLife Shares") as partial consideration for the acquisition of Century 21. In accordance with Century 21 acquisition agreements, the Company received $28.9 million representing proceeds from the sale of the MetLife Shares in excess of $17.50 per share, net of certain expenses of the C21 Offering. In connection with the C21 Offering, the Company also received $20.1 million of proceeds, net of certain expenses from the sale of shares issued upon the exercise of an underwriter over-allotment option. Net proceeds from the C21 Offering received by the Company resulted in corresponding increases in stockholders' equity.

     CENTRAL CREDIT, INC.: On May 11, 1995, the Company acquired by merger (the "CCI Merger") Casino & Credit Services, Inc.'s ("CACS") gambling patron credit information business, Central Credit, Inc. ("CCI"). The Company acquired all of the common stock of CACS for $36.8 million by issuing 2.4 million shares of the Company's common stock and warrants to acquire up to 1.0 million additional shares of the Company's common stock. The exercise prices for the warrants ranged from $28.56 to $39.27 per share. The range of exercise prices is a result of the various exercise prices of the underlying warrants which were issued at various dates and prices. Prior to the acquisition, CACS distributed to its shareholders all net assets not related to the gambling patron credit information business.

     The following tables reflect the fair values of assets acquired and liabilities assumed in connection with the acquisitions described above. The excess of cost over fair value of net assets acquired for each of the acquisitions is being amortized on a straight-line basis over 40 years.


     (In Millions)                                                           Acquired in 1996
                                                  -----------------------------------------------------------------------
                                                                                       Century 21
                                                                           Coldwell    Non-owned
                                                      RCI         Avis      Banker      Regions       ERA      Travelodge
                                                  ----------  -----------  --------   -----------  ---------  -----------

     Cash paid                                    $    412.1  $     367.2  $  747.8   $      96.4  $    39.4  $      39.3
     Common stock issued                                75.0        338.4         -          46.0          -            -
     Note issued                                           -        100.9         -           5.0          -            -
                                                  ----------  -----------  --------   -----------  ---------  -----------
     Total consideration                               487.1        806.5     747.8         147.4       39.4         39.3
                                                  ----------  -----------  ---------  -----------  ---------  -----------

     Cash and cash equivalents                         144.9          2.4     (16.2)            -        3.9            -
     Royalty and notes receivable                       37.9         12.0      88.4             -        3.0          5.7
     Investment in ARAC                                    -         75.0         -             -          -            -
     Property and equipment                             55.7         61.8      21.7            .2        1.1            -
     Intangibles                                       100.0        509.0     437.2          11.0       20.0         30.0
     Other assets                                      100.6        123.7      10.6           5.6        4.1          1.5
     Accounts payable and other                        221.3        223.5     118.3           9.4       25.3          6.9
     Due to ARAC                                           -         73.0       -             -          -              -
     Other non-current liabilities                     208.4         14.9      30.2           3.5        2.2            -
                                                  ----------  -----------  ---------  -----------  ---------  -----------
     Fair value of net assets acquired                   9.4        472.5     393.2           3.9        4.6         30.3
                                                  ----------  -----------  ---------  -----------  ---------  -----------
     Excess of cost over fair value of
         net assets acquired                      $    477.7  $     334.0  $   354.6  $     143.5  $    34.8  $       9.0
                                                  ==========  ===========  =========  ===========  =========  ===========



     (In Millions)                                          Acquired in 1995
                                                 -------------------------------------
                                                  Knights
                                                   Inn         Century 21      CCI
                                                 -----------  -----------  -----------

     Cash paid                                   $      14.5  $     100.2  $         -
     Common stock issued                                   -         64.8         36.8
     Preferred stock issued                                -         80.0            -
                                                 -----------  -----------  -----------
     Total consideration                                14.5        245.0         36.8
                                                 -----------  -----------  -----------

     Cash and cash equivalents                             -         14.0            -
     Royalty and notes receivable                          -         57.4            -
     Property and equipment                                -          4.6          8.5
     Intangibles                                         5.2         33.5            -
     Other assets                                         .4         11.1          1.5
     Accounts payable and other                          1.0         58.9          5.9
     Other non-current liabilities                         -         16.4          3.8
                                                 -----------  -----------  -----------
     Fair value of net assets acquired                   4.6         45.3           .3
                                                 -----------  -----------  -----------
     Excess of cost over fair value of
          net assets acquired                    $       9.9  $     199.7  $      36.5
                                                 ===========  ===========  ===========

     In connection with the acquisitions of Century 21, the CENTURY 21 NORS, ERA, Coldwell Banker and RCI, the Company developed related business plans to restructure each of the respective companies. Acquisition liabilities were recorded at the dates of consummation and are included in the respective purchase price allocations. These liabilities include costs associated with restructuring activities such as planned involuntary termination and relocation of employees, the consolidation and closing of certain facilities and the elimination of duplicative operating and overhead activities. Restructuring costs recognized as accrued acquisition obligations related to each acquired entity are summarized by type as follows ($000's):

                       Century   Century             Coldwell
                          21     21 NORS     ERA      Banker     RCI
                       -------   -------   -------   -------   -------

Personnel-related ..   $12,647   $ 1,720   $ 3,822   $ 4,237   $ 9,845
Facility-related ...    16,511     2,293     1,558     5,491     6,929
Other costs ........       990       711       169       211     7,025
                       -------   -------   -------   -------   -------
Total ..............   $30,148   $ 4,724   $ 5,549   $ 9,939   $23,799
                       =======   =======   =======   =======   =======

Terminated employees       319        73       202        87       252


     Personnel-related charges include termination benefits such as severance, wage continuation, medical and other benefits. Facility-related costs include contract and lease terminations, temporary storage and relocation costs associated with assets to be disposed of, and other charges incurred in the consolidation and closure of excess space.

     During 1995, approximately $14.3 million was paid and charged against the acquisition liability for restructuring charges related to the Century 21 acquisition. During 1996, approximately $11.3 million, $2.6 million, $5.1 million, $3.9 million and $0.5 million was paid and charged against the acquisition liabilities for restructuring charges related to the Century 21, CENTURY 21 NORS, ERA, Coldwell Banker and RCI acquisitions, respectively. Additional restructuring charges were accrued during 1996 for Century 21 of $6.1 million. The adjustment to the restructuring liability represented revised cost estimates for activities contemplated in management's original restructuring plans.

     The Company has fully executed its business plans to restructure Century 21, the CENTURY 21 NORS, ERA and Coldwell Banker. Remaining accrued acquisition obligations related to the restructuring of such acquired companies pertain primarily to future lease commitments and other contractual obligations that existed at the respective acquisition dates. The Company is in the process of executing and completing its current business plan to restructure RCI, which it expects to complete in the second half of 1997.

Pro Forma Information (Unaudited)

     The following information reflects pro forma statements of income data for the years ended December 31, 1996 and 1995 assuming the aforementioned completed acquisitions were consummated on January 1, 1995.

     The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further refinement, based upon appraisals and other analyses with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations. The pro forma results are not necessarily indicative of the operating results that would have occurred had the transactions been consummated as indicated nor are they intended to indicate results that may occur in the future. The underlying pro forma information includes the amortization expense associated with the assets acquired, the reflection of the Company's financing arrangements, the elimination of redundant costs and the related income tax effects.

(In thousands, except per share amounts)
                                       Years Ended December 31,
                                       ------------------------
                                          1996          1995
                                       ----------   ----------
Net revenues .......................   $2,002,938   $1,775,158
Income before income taxes .........      515,200      400,359
Net income .........................      307,059      235,065
Net income per share:
         Primary ...................   $     1.76   $     1.42
         Fully diluted .............   $     1.75   $     1.41
Weighted average shares outstanding:
         Primary ...................      177,072      168,175
         Fully diluted .............      177,840      170,157


3.   Property and Equipment

     Property and equipment consists of ($000's):

                                                             Useful Lives                 December 31,
                                                               In Years              1996              1995
                                                            -------------        ------------     -----------
     Land                                                                        $     12,122     $    12,082
     Building and leasehold improvements                       5 - 50                 163,750          73,924
     Furniture, fixtures and equipment                         5 -  7                 121,214         123,832
     Information technology support systems                    3 - 10                 160,165          65,341
                                                                                 -------------    -----------
                                                                                      457,251         275,179
     Accumulated depreciation and amortization                                       (128,723)       (110,959)
                                                                                 -------------    ------------
     Property and equipment - net                                                $    328,528     $   164,220
                                                                                 ============     ===========



4.   Accounts Payable and Other Accrued Expenses

     Accounts payable and other accrued expenses consist of ($000's):

                                                          December 31,
                                                    --------------------
                                                      1996        1995
                                                    --------   ----------
Accounts payable ................................   $415,847   $311,438
License restructuring and acquisition obligations     65,649     13,227
Accrued payroll and related .....................     89,938     36,500
Advances from relocation clients ................     78,761     95,869
Other ...........................................    205,575    143,169
                                                    --------   --------

Accounts payable and other accrued expenses .....   $855,770   $600,203
                                                    ========   ========

5.   Net Investment in Leases and Leased Vehicles

     The net investment in leases and leased vehicles consisted of ($000's):

                                                      December 31,
                                                -----------------------
                                                   1996          1995
                                                ----------   ----------

Vehicles under open-end operating leases ....   $2,617,263   $2,585,953
Vehicles under closed-end operating leases ..      443,853      320,894
Direct financing leases .....................      356,699      335,498
Accrued interest on leases ..................          851          891
                                                ----------   ----------

Net investments in leases and leased vehicles   $3,418,666   $3,243,236
                                                ==========   ==========


     The Company leases vehicles for initial periods of twelve months or more under either operating or direct financing lease agreements. The Company's experience indicates that the full term of the leases may vary considerably due to extensions beyond the minimum lease term. Lessee repayments of investments in leases and leased vehicles for 1996 and 1995 were $1.6 billion and $1.5 billion, respectively, and the ratio of such repayments to the average net investment in leases and leased vehicles was 47.19% and 47.96%, respectively.

     The Company has two types of operating leases. Under one type, open-end operating leases, resale of the vehicles upon termination of the lease is generally for the account of the lessee except for a minimum residual value which the Company has guaranteed. The Company's experience has been that vehicles under this type of lease agreement have consistently been sold for amounts exceeding the residual value guarantees. Maintenance and repairs of vehicles under these agreements are the responsibility of the lessee. The original cost and accumulated depreciation of vehicles under this type of operating lease was $4.6 billion and $2.0 billion, respectively at December 31, 1996 and $4.4 billion and $1.8 billion, respectively at December 31, 1995.

     Under the other type of operating lease, closed-end operating leases, resale of the vehicles on termination of the lease is for the account of the Company. The lessee generally pays for or provides maintenance, vehicle licenses and servicing. The original cost and accumulated depreciation of vehicles under these agreements was $600.6 million and $156.7 million, respectively at December 31, 1996 and $482.9 million and $162.0 million, respectively at December 31, 1995. The Company believes adequate reserves are maintained in the event of loss on vehicle disposition.

     Under the direct financing lease agreements, resale of the vehicles upon termination of the lease is generally for the account of the lessee. Maintenance and repairs of these vehicles are the responsibility of the lessee.

     Leasing revenues, which are reflected in fleet leasing on the consolidated statement of income consist of ($000's):

For the years ended December 31,               1996         1995        1994
-------------------------------            ----------   ----------   ----------
Operating leases .......................   $1,145,745   $1,098,697   $  982,416
Direct financing leases, primarily
 interest                                      43,323       42,375       41,688
                                           ----------   ----------   ----------
                                           $1,189,068   $1,141,072   $1,024,104
                                           ==========   ==========   ==========

     Other managed vehicles are subject to leases serviced by the Company for others, and neither the vehicles nor the leases are included as assets of the Company. The Company receives a fee under such agreements which covers or exceeds its cost of servicing.

     The Company has transferred existing managed vehicles and related leases to unrelated investors and has retained servicing responsibility. Credit risk for such agreements is retained by the Company to a maximum extent in one of two forms: excess assets transferred, which were $7.1 million and $5.9 million at December 31, 1996 and 1995, respectively; or guarantees to a maximum extent of $0 and $263,000 at December 31, 1996 and 1995, respectively. All such credit risk has been included in the Company's consideration of related reserves. The outstanding balances under such agreements aggregated $158.5 million and $98.4 million at December 31, 1996 and 1995, respectively.

     Other managed vehicles with balances aggregating $93.9 million and $114.9 million at December 31, 1996 and 1995, respectively, are included in a special purpose entity which is not owned by the Company. This entity does not require consolidation as it is not controlled by the Company and all risks and rewards rest with the owners. Additionally, managed vehicles totaling approximately $47.4 million and $48.5 million at December 31, 1996 and 1995, respectively, are owned by special purpose entities which are owned by the Company. However, such assets and related liabilities have been netted in the balance sheet since there is a two-party agreement with determinable accounts, a legal right of setoff exists and the Company exercises its right of setoff in settlement with client corporations.


6.   Mortgage Loans Held for Sale

     Mortgage loans held for sale represent mortgage loans originated by the Company and held pending sale to permanent investors. Such mortgage loans are recorded at the lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. The valuation reserve was approximately $10.1 million and $1.9 million at December 31, 1996 and 1995, respectively.

     The Company issues mortgage-backed certificates insured or guaranteed by the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Government National Mortgage Association (GNMA) and other private insurance agencies. The insurance provided by FNMA and FHLMC and other private insurance agencies are on a non-recourse basis to the Company. However, the guarantee provided by GNMA is only to the extent recoverable from insurance programs of the Federal Housing Administration and the Veterans Administration. The outstanding principal balance of mortgages backing GNMA certificates issued by the Company aggregated approximately $3.4 billion and $2.3 billion at December 31, 1996 and 1995, respectively. Additionally, the Company sells mortgage loans as part of various mortgage-backed security programs sponsored by FNMA, FHLMC and GNMA. Certain of these sales are subject to recourse or indemnification provisions in the event of default by the borrower. As of December 31, 1996, mortgage loans sold with recourse amounted to approximately $83.0 million. The Company believes adequate reserves are maintained to cover all potential losses.

7.   Mortgage Servicing Rights and Fees

     Mortgage servicing rights and fees activity was as follows ($000's):

                                             Excess         Purchased     Originated
                                            Servicing       Servicing      Servicing     Impairment
                                             Fees            Rights         Rights        Allowance        Total
                                          -----------     -----------    -----------    -----------     -----------

     Balance, January 1, 1994             $   75,529      $    8,808     $        -    $          -     $   84,337
         Additions                            24,679          17,241              -               -         41,920
         Amortization                        (13,512)         (6,772)             -               -        (20,284)
         Sales                                (8,729)            (31)             -               -         (8,760)
                                          -----------     -----------    -----------    -----------     -----------
     Balance December 31, 1994                77,967          19,246              -               -         97,213
         Additions                            51,191          17,849         61,095               -        130,135
         Amortization                        (18,609)         (5,858)        (4,089)              -        (28,556)
         Write-down/provision                 (1,630)              -              -         (1,386)         (3,016)
         Sales                                (1,080)         (3,262)             -               -         (4,342)
                                          -----------     -----------    -----------    -----------     -----------
     Balance December 31, 1995               107,839          27,975         57,006         (1,386)        191,434
     Less: PHH activity for January
         1996 to reflect change in
         PHH fiscal year                      (3,623)           (170)       (10,227)           183         (13,837)

         Additions                            66,825               -         97,568              -         164,393
         Amortization                        (31,235)         (4,763)       (15,752)             -         (51,750)
         Write-down/provision                      -               -              -            622             622
         Sales                                (1,291)           (628)             -              -          (1,919)
                                          -----------     -----------    -----------    -----------     -----------
     Balance December 31, 1996            $  138,515      $   22,414     $  128,595     $     (581)     $  288,943
                                          ==========      ==========     ==========     ==========      ==========


     Excess servicing fees represent the present value of the differential between the actual servicing fees and normal servicing fees which are capitalized at the time loans are sold with servicing rights retained. Purchased servicing rights represent the cost of acquiring the rights to service mortgage loans for others. Originated servicing rights represents the present value of normal servicing fees which are capitalized at the time loans are sold with servicing rights retained.

     In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" (SFAS No. 122). This Statement requires that mortgage servicing rights be recognized when a mortgage loan is sold and servicing rights are retained. The Company adopted SFAS No. 122 effective May 1, 1995 and, accordingly, capitalized originated servicing rights, net of amortization and valuation allowances of approximately $82.4 million and $55.6 million in the years ended December 31, 1996 and 1995, respectively.

     SFAS No. 122 requires that a portion of the cost of originating a mortgage loan be allocated to the mortgage servicing rights based on the fair value of the servicing rights' fair value relative to the loan as a whole. To determine the fair value of mortgage servicing rights, the Company uses market prices for comparable mortgage servicing, when available, or alternatively uses a valuation model that calculates the present value of future net servicing income using assumptions that market participants would use in estimating future net servicing income.

     SFAS No. 122 also requires the impairment of originated and purchased servicing rights to be measured based on the difference between the carrying amount and current fair value of the servicing rights. In determining impairment, the Company aggregates all mortgage servicing rights, excluding those capitalized prior to the adoption of SFAS No. 122, and stratifies them based on the predominant risk characteristic of interest rate band. For each risk stratification, a valuation allowance is maintained for any excess of amortized book value over the current fair value by a charge or credit to income.

     Prior to the adoption of SFAS No. 122, the Company reviewed the recoverability of purchased servicing rights by discounting anticipated future cash flows at appropriate discount rates, utilizing externally published prepayment rates. If the recorded balance exceeded the discounted anticipated future cash flows, the amortization of the purchased servicing rights was accelerated on a prospective basis.


8.   Marketing And Reservation Activities

     DAYS INN, HOWARD JOHNSON, SUPER 8, TRAVELODGE, KNIGHTS INN, VILLAGER, COLDWELL BANKER AND ERA: The Company receives marketing and reservation fees from its Days Inn, Howard Johnson, Super 8, Travelodge, Knights Inn, Villager, Coldwell Banker and ERA franchisees. Marketing and reservation fees related to the Company's lodging brands' franchisees are calculated based on a specified percentage of gross room sales. Marketing and reservation fees received from the Company's real estate brands' franchisees are based on a specified percentage of gross closed commissions earned on the sale of real estate. As provided in the franchise agreements, at the Company's discretion, all of these fees are to be expended for marketing purposes and the operation of a centralized brand-specific reservation system for the respective franchisees and are controlled by the Company until disbursement. Franchise revenue includes marketing and reservation fees of $110.6 million, $93.4 million, $86.2 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     RAMADA: Ramada Inns National Association ("RINA") is an unincorporated association representing the owners of the hotels in the Ramada system. RINA provides a worldwide reservation system and provides advertising, promotional services and training to Ramada franchisees. The Company receives a combined fee for marketing and reservation activities based on a percentage of monthly gross room revenues from members of RINA which are controlled by the Company until disbursement. As provided in the franchise agreement, at the Company's discretion, all of these fees will be expended for advertising, promotional services, training and the operation of a worldwide reservation system. Franchise revenue includes RINA fees of $47.0 million, $46.7 million and $44.4 million for the periods ended December 31, 1996, 1995 and 1994, respectively.

     CENTURY 21: The Century 21 National Advertising Fund ("NAF") is an independent entity managed by the Company, the funds of which are used exclusively for advertising and public relations purposes for the collective benefit of the CENTURY 21 organization, including all CENTURY 21 franchisees. The NAF receives fees from CENTURY 21 franchisees equal to 2% of their respective gross closed commissions earned on sales of residential real estate properties, subject to monthly minimum and maximum contributions. In addition, the Company is required to contribute 10% of net royalty fees collected from CENTURY 21 franchisees to the NAF. The contributions are expensed by the Company when the corresponding royalty fee is recognized. Marketing and reservation expense includes $11.7 million and $4.2 million, for the year ended December 31, 1996 and the five month period ended December 31, 1995, respectively. The NAF cash balance was $7.0 million and $4.3 million at December 31, 1996 and 1995, respectively. Such amount is not included in the Company's consolidated financial statements.

     Advertising Expense: Advertising expense approximated $55.2 million, $48.0 million and $43.6 million for the years ended December 31, 1996, 1995 and 1994, respectively.

9.   Debt

     Short-term debt

         Short-term debt consists of acquired Avis fleet financing, borrowed on behalf of ARAC, and is expected to be repaid upon settlement of the corresponding intercompany loan due from ARAC prior to the IPO. The credit facilities provide up to $150 million of financing and expire in September 1997. The outstanding borrowings under these facilities as of December 31, 1996 were $150 million and had a weighted average interest rate of 7.47%.

     Long-term debt

         Long-term debt consists of ($000's):
                                                       December 31,
                                                  --------------------
                                                     1996       1995
                                                   --------   --------
Revolving Credit Facilities (A) ................   $205,000   $   --
5-7/8%  Senior Notes  (B) ......................    149,811    149,715
4-1/2% Convertible Senior Notes (C) ............    146,678    149,971
4-3/4% Convertible Senior Notes (D) ............    240,000       --
Obligations under capital leases and other loans      9,927      3,341
                                                   --------   --------
                                                    751,416    303,027
Less current portion ...........................      2,995      2,249
                                                   --------   --------
Long-term debt .................................   $748,421   $300,778
                                                   ========   ========


     A. REVOLVING CREDIT FACILITIES: At December 31, 1996, the Company had $1 billion in revolving credit facilities consisting of (i) a $500 million, five year revolving credit facility (the "Five Year Revolving Credit Facility") and
(ii) a $500 million, 364 day revolving credit facility (the "364 Day Revolving Credit Facility" and collectively with the five year Revolving Credit Facility the "Revolving Credit Facilities"). The Company may renew the 364 Day Revolving Credit Facility on an annual basis for an additional 364 days up to a maximum aggregate term of five years upon receiving lender approval. The Five Year Revolving Credit Facility and the 364 Day Revolving Credit Facility, at the option of the Company, bear interest based on competitive bids of lenders participating in the facilities, at the prime rates or at LIBOR plus a margin of 16 basis points.

     The Company is also required to pay a per annum facility fee of .09% and .07% of the average daily availability of the Five Year Revolving Credit
Facility and 364 Revolving Credit Facility, respectively. The interest rates and facility fees are subject to change based upon credit ratings on the Company's senior unsecured long-term debt by nationally recognized statistical rating companies. The Revolving Credit Facilities contain certain restrictive covenants including restrictions on indebtedness, mergers, liquidations and sale and leaseback transactions and requires the maintenance of certain financial ratios, including a 3:1 minimum interest average ratio and a 3.5:1 maximum coverage ratio, as defined. Amounts outstanding under the Revolving Credit Facilities as of December 31, 1996 are classified as long-term based on the Company's intent and ability to maintain these loans on a long-term basis.

     B. SENIOR NOTES: In December 1993, the Company completed a public offering of $150 million, unsecured 5-7/8% Senior Notes due December 15, 1998 the ("Senior Notes"). Interest is payable semi-annually.

     C. 4-1/2% CONVERTIBLE SENIOR NOTES: In October 1994, the Company completed a public offering of $150 million unsecured 4-1/2% Convertible Senior Notes (the "4-1/2% Notes") due 1999, which are convertible at the option of the holders at any time prior to maturity into shares of the Company's common stock at a conversion price of $18.15 per $1,000 principal amount of the 4-1/2% Notes. The 4-1/2 1/2% Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 1997 at a redemption price of 101.125% of principal if redeemed prior to September 30, 1998 or at 100% of principal any time thereafter until maturity. Interest is payable semi-annually commencing April 1995.

     D. 4-3/4% CONVERTIBLE SENIOR NOTES: On February 22, 1996, the Company completed a public offering of $240 million unsecured 4-3/4% convertible senior notes (the "4-3/4 Notes") due 2003, which are convertible at the option of the holder at any time prior to maturity into 14.993 shares of the Company's common stock per $1,000 principal amount of the 4-3/4% Notes, representing a conversion price of $66.70 per share. The 4-3/4% Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 3, 1998 at redemption prices decreasing from 103.393% of principal at March 3, 1998 to 100% of principal at March 3, 2003. However, on or after March 3, 1998 and prior to March 3, 2000, the 4-3/4% Notes will not be redeemable at the option of the Company unless the closing price of the Company's common stock shall have exceeded $93.38 per share (subject to adjustment upon the occurrence of certain events) for 20 trading days within a period of 30 consecutive trading days ending within five days prior to redemption. Interest on the 4-3/4% Notes is payable semi-annually commencing September 1, 1996.

Long-term debt payments including obligations under capital leases at December 31, 1996 are due as follows ($000's):

             Year                               Amount
         -----------                         -----------
          1997                               $     2,995
          1998                                   151,542
          1999                                   148,333
          2000                                       977
          2001                                   205,925
          Thereafter                             241,644
                                             -----------
          Total                              $   751,416
                                             ===========


10.  Liabilities Under Management and Mortgage Programs

     Borrowings  to  fund  assets  under   management  and  mortgage   programs,
classified as "Liabilities under management and mortgage programs" consisted of ($000's):

                                         December 31,
                                   -----------------------
                                      1996         1995
                                   ----------   ----------
Commercial paper ...............   $3,090,843   $2,348,732
Medium-term notes ..............    1,662,200    2,031,200
Other ..........................      336,900       47,940
                                   ----------   ----------
Liabilities under management and
     mortgage programs - debt ..   $5,089,943   $4,427,872
                                   ==========   ==========

     Commercial paper, all of which matures within 90 days, is supported by committed revolving credit agreements described below and short-term lines of credit. The weighted average interest rates on the Company's outstanding commercial paper were 5.4% and 5.8% at December 31, 1996 and 1995, respectively.

     Medium-term notes of $1.6 billion represent unsecured loans which mature in 1997. The weighted average interest rates on such medium-term notes were 5.7% and 5.8% at December 31, 1996 and 1995, respectively. The remaining $0.1 billion of medium-term notes represents an unsecured obligation having a fixed interest rate of 6.5% with interest payable semi-annually and a term of seven years payable in full in 2000.

     Other liabilities under management and mortgage programs is principally comprised of unsecured debt, all of which matures in 1997, which includes borrowings under short-term lines of credit and other bank facilities. The weighted average interest rate on unsecured debt was 5.8% and 6.9% at December 31, 1996 and 1995, respectively.

     Interest expense is incurred on indebtedness which is used to finance vehicle leasing activities, relocation services, and mortgage servicing activities. Interest incurred on borrowings used to finance vehicle leasing activities of $161.8 million, $159.7 million and $126.7 million for the years ended December 31, 1996, 1995 and respectively is included net within fleet leasing revenue in the consolidated statements of income. Interest on borrowings used to finance both equity advances on homes and mortgage servicing activities are recorded net within service fee revenue in the consolidated statements of income. Interest related to equity advances on homes were $35.0, $26.0 and $20.0 for the years ended December 31, 1996, 1995 and 1994, respectively. Interest related to mortgage servicing activities were $63.4 million, $49.9 million and $32.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company has a $2.5 billion syndicated unsecured credit facility backed by a consortium of domestic and foreign banks. The facility is comprised of $1.25 billion of lines maturing in 364 days and $1.25 billion maturing in five years. Under the credit facilities, the Company is obligated to pay annual commitment fees which were $2,417 and $2,297 for the years ended December 31, 1996 and 1995, respectively. The Company had other unused lines of credit of $301,468 at December 31, 1996 with various banks.

     Although the period of service for a vehicle is at the lessee's option, and the period a home is held for resale varies, management estimates, by using historical information, the rate at which vehicles will be disposed and the rate at which homes will be resold. Projections of estimated liquidations of assets under management and mortgage programs and the related estimated repayment of liabilities under management and mortgage programs as of December 31, 1996, as set forth in the table below, indicate that the actual repayments of liabilities under management and mortgage programs will be different than required by contractual maturities. ($000's)

                     Assets under Management        Liabilities Under Management
  Years                and Mortgage Programs            and Mortgage Programs
---------           --------------------------      ----------------------------
     1997                  $2,961,264                    $2,608,179
     1998                   1,539,172                     1,471,407
     1999                     673,535                       671,623
     2000                     318,643                       217,143
     2001                      53,843                        71,061
2002-2006                     182,777                        50,530
                           ----------                    ----------
                           $5,729,234                    $5,089,943
                           ==========                    ==========


11.  Fair Value of Financial Instruments and Servicing Rights

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for material financial instruments. The fair values of the financial instruments presented may not be indicative of their future values.

     Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

     Investment in securities: The Company has classified a certain equity security as available-for-sale at December 31, 1996. In accordance with SFAS 115, the security is recorded at fair value with an unrealized holding gain of $4.4 million, net of the related tax effect, reported as a component of stockholders' equity. The fair value recorded is based on quoted market prices.

     Mortgage loans held for sale: Fair value is estimated using the quoted market prices for securities backed by similar types of loans and current dealer commitments to purchase loans. These loans are priced to be sold with servicing rights retained. Gains (losses) on mortgage-related positions, used to reduce the risk of adverse price fluctuations, for both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued, are included in the carrying amount of mortgage loans held for sale.

     Mortgage servicing rights and fees: Fair value is estimated by discounting the expected net cash flow of servicing rights and fees using discount rates that approximate market rates and externally published prepayment rates, adjusted, if appropriate, for individual portfolio characteristics.

     Long and short-term debt: The carrying amount of the Company's borrowings under its revolving credit facilities and commercial paper borrowings approximates fair value. The fair values of the Company's Senior Notes, Convertible Senior Notes and Medium-term Notes are estimated based on quoted market prices.

     Interest rate swaps, foreign exchange contracts, forward delivery commitments, futures contracts and options. The fair value of interest rate swaps, foreign exchange contracts, forward delivery commitments, futures contracts and options is estimated, using dealer quotes, as the amount that the company would receive or pay to execute a new agreement with terms identical to those remaining on the current agreement, considering interest rates at the reporting date.

     The carrying amounts and fair values of the Company's financial instruments at December 31, are as follows ($000's):

                                                    1996                                  1995
                                    -------------------------------------  -------------------------------------
                                                                Estimated                              Estimated
                                       Notional     Carrying     Fair         Notional     Carrying      Fair
                                        Amount       Amount      Value         Amount       Amount      Value
                                    -----------  -----------  -----------  -----------  -----------  -----------

Assets
     Cash and cash equivalents      $         -  $   159,390  $  159,390   $         -  $    22,923  $   22,923
     Investment in securities (a)                     22,500      22,500             -       15,353      19,200
     Relocation receivables                   -      773,326     773,326             -      736,038     736,038
     Mortgage loans held for sale             -    1,248,299   1,248,299             -      784,901     784,901
     Excess mortgage servicing fees           -      138,515     155,033             -      107,839     107,966
     Originated mortgage servicing
         rights                               -      128,014     139,776             -       55,620      58,764
     Purchased mortgage servicing
         rights                               -       22,414      29,326             -       27,975      33,268

Liabilities
     Long-term debt and medium-
       term notes                             -    2,413,616   2,841,579             -    2,334,227   2,439,720

Off balance sheet
     Interest rate swaps              1,670,155            -           -     2,630,567            -           -
         In a gain position                   -            -       2,457             -            -       4,969
         In a loss position                   -            -     (10,704)            -            -     (13,828)

Foreign exchange forwards               329,088            -      10,010       118,069            -       6,413

Mortgage-related positions:(b)
     Forward delivery commitments     1,703,495       11,425       7,448     1,323,285        5,407      (6,997)
     Option contracts to sell           265,000          952         746       330,000          839          69
     Option contracts to buy            350,000        1,346        (463)      485,000        3,388         528
Treasury options used to hedge
     servicing rights                   313,900        1,327         278            -             -           -


---------

(a) At December 31, 1995, the sale of the Company's investment in equity security was restricted by contractual requirement.

(b) Gains (losses) on mortgage-related positions are already included in the determination of market value of mortgage loans held for sale.

12.  Commitments And Contingencies

     LEASES: The Company has noncancelable operating leases covering various equipment and facilities, which expire through 2004. Rental expense for the years ended December 31, 1996, 1995 and 1994 approximated $40.7 million, $29.3 million and $26.8 million respectively, excluding real estate taxes and other fees that are also the responsibility of the Company.

Operating lease commitments over the next five years and thereafter are as follows ($000's):

   For the year ending December 31,
              1997                    $    49,462
              1998                         43,560
              1999                         30,939
              2000                         23,527
              2001                         16,193
              Remaining years              29,930
                                      -----------
        Total minimum lease payments  $   193,611
                                      ===========

     The future minimum lease payments exclude future minimum sublease income of approximately $1.0 million annually for each year presented.

     The Company has been granted rent abatements for varying periods on certain of its facilities. Deferred rent relating to those abatements is being amortized on a straight-line basis over the applicable lease terms.

     DISCONTINUED AVIATION SERVICES SEGMENT: The Company is contingently liable under the terms of an agreement involving its discontinued aviation services segment for payment of Industrial Revenue Bonds issued by local governmental authorities operating at two airports, one of which comes due in the year 2013 and the other which comes due in the year 2014, each of which is in the amount of $3.5 million. The Company believes its allowance for disposition loss is sufficient to cover all potential liability.

     LITIGATION: In the normal course of business, litigation is initiated against the Company. Generally, these claims are insured and, in the opinion of management, disposition of such litigation will not have a material adverse effect on the Company's liquidity, consolidated financial position or results of operation.

13.  Income Taxes

The income  tax  provision consists of ($000's):

                             For the years ended December 31,
                             --------------------------------
                               1996       1995       1994
                             --------   --------   --------
Current
    Federal ..............   $ 22,215   $ 36,102   $ 23,498
    State ................      7,681     12,230      9,387
    Foreign ..............      8,806      7,138      6,083
                             --------   --------   --------
                               38,702     55,470     38,968
                             --------   --------   --------

Deferred
    Federal ..............    116,823     51,954     42,231
    State ................     18,301      1,746      4,669
    Foreign ..............        800      1,000     (1,000)
                             --------   --------   --------
                              135,924     54,700     45,900
                             --------   --------   --------
Provision for income taxes   $174,626   $110,170   $ 84,868
                             ========   ========   ========


Net deferred income tax assets and liabilities are comprised of the following ($000's):

                                                      December 31,
                                                   1996         1995
                                                ---------    ---------
Provision for doubtful accounts .............   $   8,100    $   7,600
Deferred income .............................      46,400        7,800
Acquisition related reserves ................      19,600        4,200
Franchise acquisition costs .................      (2,600)      (2,400)
Accrued liabilities and deferred income .....      21,598       21,042
Other .......................................         700        3,000
                                                ---------    ---------
Current net deferred tax asset ..............   $  93,798    $  41,242
                                                =========    =========

Intangible asset amortization ...............   $(166,800)   $ (73,600)
Accrued liabilities and deferred income .....      46,250       20,276
Acquired net operating loss carryforward ....      85,900         --
Other .......................................     (24,300)      (9,200)
                                                ---------    ---------
Noncurrent net deferred tax liability .......   $ (58,950)   $ (62,524)
                                                =========    =========

Depreciation ................................   $(245,146)   $(223,337)
Unamortized mortgage servicing rights .......     (51,239)     (23,489)
Accrued liabilities and deferred income .....       1,359        2,101
Alternative minimum tax and net operating
  loss carryforwards ........................      13,078        9,807
                                                ---------    ---------
Net deferred tax liabilities under management
    and mortgage programs ...................   $(281,948)   $(234,918)
                                                =========    =========


     Net operating loss carryforwards at December 31, 1996 acquired in connection with the acquisition of Avis, Inc. expire as follows: 2001, $14.8 million; 2002, $89.6 million; 2005, $7.2 million; 2009, $17.7 million; and 2010,
$116.0 million.

The Company's effective income tax rate differs from the statutory federal rate as follows:

                                          For the years ending December 31,
                                              1996    1995     1994
                                              -----   -----   -----

Federal statutory rate ..................     35.0%   35.0%   35.0%
State income taxes net of federal benefit      3.8%    4.1%    4.4%
Amortization of non-deductible goodwill .      1.0%    0.9%    1.6%
Other ...................................      0.6%    1.1%   (0.1%)
                                               ----    ----    ----
Effective tax rate ......................     40.4%   41.1%   40.9%
                                               ====    ====    ====


14.  Shareholders' Equity

     A. STOCK WARRANTS: On December 15, 1995, the Company redeemed all outstanding warrants in accordance with the provisions of the warrant agreement underlying warrant obligations assumed in the CCI Merger transaction (See Note
2). The Company received aggregate proceeds approximating $14.8 million from the exercise of such warrants, resulting in the issuance of approximately 1.0 million shares of Company common stock.

     B. AUTHORIZED SHARES: On January 22, 1996, the Company's shareholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 300 million. On April 30, 1997, the Company's shareholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 600 million.


15.  Stock Option Plans

     The Company has two stock option plans, the 1992 Stock Option Plan (the "1992 Plan") and the amended and restated 1993 Stock Option Plan, (the "1993 Plan"). The 1993 Plan provides for the granting of options to certain directors, officers, employees and independent contractors of the Company's common stock at prices not less than the fair market values at the date of grant. No further grants will be made under the 1992 Plan. Generally, stock options have a ten-year term and vest within five years from the date of grant. On April 30, 1997, the Company's stockholders approved an amendment to the 1993 Plan to increase the number of authorized shares of common stock, for which options may be granted, to 34,541,600.

     Prior to the PHH Merger, PHH had stock option plans for its key employees and outside directors. The plans allowed for the purchase of common stock at prices not less than fair market value on the date of grant. Either incentive stock options or non-statutory stock options were granted under the plans. Options became exercisable after one year from date of grant on a vesting schedule provided by the plans and expired ten years after the date of the grant. On April 30, 1997, in connection with the PHH Merger, all unexercised PHH stock options were canceled and converted to 736,903 shares of Company common stock. The table below summarizes the annual activity of the Company's stock option plans ($000's):




                                                        Options                  Options
                                                     Outstanding               Price Range
                                                     -----------       --------------------------

         Balance at January 1, 1994                      15,468        $    2.87    to  $   25.45
         Granted                                          3,631            11.71    to      23.64
         Canceled                                          (447)            3.74    to      24.02
         Exercised                                         (464)            3.13    to      22.88
         Distribution of CHRT                               454             7.94    to      13.41


         Balance at December 31, 1994                    18,642             2.87    to      25.45
         Granted                                          5,786            13.63    to      29.13
         Canceled                                          (371)            4.08    to      24.17       Weighted
         Exercised                                       (1,249)            3.31    to      24.62    Avg. Exercise
                                                                                                          Price
                                                                                                     -------------
         Balance at December 31, 1995                    22,808             2.87    to      29.13         10.97
         Granted                                         11,858            30.38    to      77.88         56.24
         Canceled                                          (513)            7.94    to      76.75         55.32
         Exercised                                       (1,879)            2.87    to      40.31         13.86

         Less: PHH activity for January 1996
              to reflect change in PHH fiscal year           20


         Balance at December 31, 1996                    32,294             2.87    to      77.88          24.29



     The Company adopted the disclosure-only provisions of SFAS No. 123 and accordingly, no compensation cost was recognized in connection with its stock option plans. Had the Company elected to recognize compensation cost for its stock option plans based on the calculated fair value at the grant dates for awards under such plans, consistent with the method prescribed by SFAS No. 123, net income per share would have reflected the pro forma amounts indicated below ($000's, except per share data):


                                               For the years ended December 31,
                                                    1996               1995
                                               -------------      -------------
     Net income:
                      as reported              $     257,241      $     157,850
                      pro forma                      178,388            155,399


     Net income per share:
     Primary          as reported              $        1.59      $        1.14
                      pro forma                         1.14               1.13
     Fully diluted    as reported                       1.58               1.12
                      pro forma                         1.13               1.11

     The fair values of the stock options are estimated on the dates of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for options granted in 1996 and 1995:


                                                              HFS                         PHH
                                                             Plans                       Plans
                                                     ---------------------      ----------------------
                                                       1996         1995          1996          1995
                                                     ---------    --------      --------     ---------

              Dividend yield                                0%           0%         2.8%         3.5%
              Expected volatility                        37.5%        37.5%        21.5%        19.8%
              Risk-free interest rate                     6.4%         6.4%         6.5%         6.9%
              Expected holding period                9.1 years    9.1 years     7.5 years    7.5 years


     The weighted average fair values of stock options granted during the years ended December 31, 1996 and 1995 were $26.33 and $11.51, respectively.

     The effect of applying SFAS 123 on the pro forma net income per share disclosures is not indicative of future amounts because it does not take into consideration option grants made prior to 1995 or in future years.

The tables below summarize information regarding stock options outstanding and exercisable as of December 31, 1996 (shares in 000's):


HFS Options                                             Options Outstanding           Options Exercisable
                                                  ------------------------------     --------------------------
                                                    Weighted Avg.      Weighted                       Weighted
                                                     Remaining          Average                        Average
       Range of Exercise                            Contractual        Exercise                       Exercise
            Prices                   Shares            Life              Price         Shares           Price
      ----------------------        ---------     ---------------    -----------     -----------    -----------

      $   2.87  to  $ 19.99            17,776             6.4        $      8.68          14,792    $      8.09
      $  20.00  to  $ 39.99             1,262             8.6              24.11             226          24.21
      $  40.00  to  $ 59.99             5,276             9.2              44.92           2,016          40.31
      $  60.00  to  $ 77.88             5,189             9.6              69.16             320          62.13
                                    ---------                                        -----------

      Total                            29,503             7.5              26.46          17,354          13.04
                                    =========                                        ===========

PHH Options

      Less than $16.50                  1,425             4.5        $     20.28           1,452    $     20.28
      Greater than $16.50               1,366             8.7              31.14             439          24.38
                                    ---------                                        -----------

      Total                             2,791             6.5              25.49           1,891          21.23
                                    =========                                        ===========


      Shares exercisable and available for grant were as follows (000's):

                                 HFS Options                PHH Options
                             ----------------            ----------------
                              At December 31,             At December 31,
                              1996     1995              1996      1995
                             ------    -----             -----    ------
Shares exercisable .......   17,354    7,079             1,891    2,451
Shares available for grant    1,647       35               492    1,380

16.  Employee Savings and Pension Plans

     The Company sponsors several defined contribution plans that provide certain eligible employees of the Company an opportunity to accumulate funds for their retirement. The Company matches the contributions of participating employees on the basis of the percentages specified in the plans. The Company's matching contributions to the plans were approximately $5,546, $4,850 and $4,757 in 1996, 1995 and 1994, respectively.

     During 1996, the Company implemented a Deferred Compensation Plan providing senior executives with the opportunity to participate in a funded, deferred compensation program. The assets of the Plan are held in an irrevocable rabbi trust. Under the program, participants may defer up to 80% of their base compensation and up to 98% of bonuses earned. The Company contributes $0.50 for each $1.00 contributed by a participant, regardless of length of service, up to a maximum of six percent of the employee's compensation. The program is not qualified under Section 401 of the Internal Revenue Code. The Company's matching contribution to the Deferred Compensation Plan in 1996 was approximately $111,000.

     Pension and Supplemental Retirement Plans

     The Company's PHH subsidiary has a non-contributory defined benefit pension plan covering substantially all US employees of the Company and its subsidiaries. PHH's subsidiary located in the UK has a contributory defined benefit pension plan, with participation at the employee's option. Under both the US and UK plans, benefits are based on an employee's years of credited service and a percentage of final average compensation. The Company's policy for both plans is to contribute amounts sufficient to meet the minimum requirements plus other amounts as the Company deems appropriate from time to time. The Company also sponsors two unfunded supplemental retirement plans to provide certain key executives with benefits in excess of limits under the federal tax law and to include annual incentive payments in benefit calculations.

Net costs included the following ($000's):

                                 For the Years Ended December 31,
                                  1996        1995        1994
                                --------    --------    ---------
Service cost ................   $  5,594    $  4,927    $  4,599
Interest cost ...............      8,268       7,391       6,602
Actual return on assets .....    (10,313)     (9,019)     (2,870)
Net amortization and deferral      3,905       3,712      (1,786)
                                --------    --------    --------
Net cost ....................   $  7,454    $  7,011    $  6,545
                                ========    ========    ========

     A summary of the plans' status and the Company's recorded liability recognized in the Consolidated Balance Sheets is as follows ($000's):


     Funded Plans                                          December 31,
                                                       1996        1995
                                                     --------    --------
     Accumulated benefit obligation:
     Vested ......................................   $ 69,743    $ 58,774
     Unvested ....................................      7,058       6,442
                                                     --------    --------
                                                     $ 76,801    $ 65,216
                                                     ========    ========


Projected benefit obligation .....................   $ 97,145    $ 85,553
Funded assets, at fair value
 (primarily common stock and bond
     mutual funds) ...............................    (88,416)    (74,278)
Unrecognized net loss from past
 experience different from that
     assumed and effects of changes in assumptions     (4,544)     (7,033)
Unrecognized prior service cost ..................       (761)        (70)
Unrecognized net obligation ......................       (356)       (126)
                                                     --------    --------
Recorded liability ...............................   $  3,068    $  4,046
                                                     ========    ========


Unfunded Plans ...................................        December 31,
                                                       1996        1995
                                                     --------    --------
Accumulated benefit obligation:
     Vested ......................................   $ 13,031    $ 11,295
     Unvested ....................................        601         831
                                                     --------    --------
                                                     $ 13,632    $ 12,126
                                                     ========    ========


Projected benefit obligation .....................   $ 17,977    $ 15,484
Unrecognized net loss from past
 experience different from that
 assumed and effects of changes in assumptions ...     (3,087)     (1,626)
Unrecognized prior service cost ..................     (2,641)     (2,936)
Unrecognized net obligation ......................     (1,237)     (1,450)
Minimum liability adjustment .....................      2,620       2,654
                                                     --------    --------
Recorded liability ...............................   $ 13,632    $ 12,126
                                                     ========    ========


     Significant percentage assumptions used in determining the cost and related obligations under the US pension and unfunded supplemental retirement plans are as follows:

                                     For the Years Ended December 31,
                                         1996       1995      1994
                                        ------     -----     -----
Discount rate ....................       8.00%     8.00%     8.50%
Rate of increase in compensation .       5.00%     5.00%     5.00%
Long-term rate of return on assets      10.00%     9.50%     9.50%

Postretirement Benefits Other Than Pensions

     The Company's PHH subsidiary provides health care and life insurance benefits for certain retired employees up to the age of 65. A summary of the plan's status and the Company's recorded liability recognized in the consolidated balance sheets was as follows ($000's):

                                                                                   December 31,
                                                                               1996       1995
                                                                              -------    -------

Accumulated postretirement benefit obligation:
     Active employees .....................................................   $ 5,811    $ 5,693
     Current retirees .....................................................     1,670      1,754
                                                                              -------    -------
                                                                                7,481      7,447
Unrecognized transition obligations .......................................    (4,799)    (5,069)
Unrecognized net gain .....................................................     1,832        873
                                                                              -------    -------
Recorded liability ........................................................   $ 4,514    $ 3,251
                                                                              =======    =======


Net periodic postretirement benefit costs included the following components ($000's):

                            For the Years Ended December 31,
                                 1996     1995     1994
                                ------   ------   ------

Service cost ................   $  830   $  755   $  693
Interest cost ...............      526      519      507
Net amortization and deferral      199      237      294
                                ------   ------   ------
Net cost ....................   $1,555   $1,511   $1,494
                                ======   ======   ======


     Significant percentage assumptions used in determining the cost and obligations under the postretirement benefit plan are as follows:

                             For the Years Ended December 31,
                                   1996     1995     1994
                                  ------   ------   ------

Discount rate ..............       8.00%    8.00%    8.25%
Health care costs trend rate
 for subsequent year .......      10.00%   10.00%   12.00%


     The health care cost trend rate is assumed to decrease gradually through 2004 when the ultimate trend rate of 4.75% is reached. At December 31, 1996, a one-percentage-point increased in the assumed health care cost trend rate for each future year would increase the annual service interest cost by approximately $126,000 and the accumulated postretirement benefit obligations by approximately $582,000.


17.  Franchising Activities

     Revenue from franchising activities consists of initial fees charged to lodging properties and real estate brokerage offices upon execution of a franchise contract based on the number of rooms at the lodging property and estimated real estate brokerage offices gross closed commissions. Initial franchise fees approximate $24.2 million, $15.7 million and $13.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

Franchising activity for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                       Lodging            Real Estate
                             -----------------------   ----------------
                              1996    1995     1994     1996      1995
                             -----    -----    -----   ------    -----
Franchises in Operation
Units at end of year ....    5,397    4,603    4,229   11,349    5,990

Executed but Not Opened
     Acquired ...........       24       31     --        110      104
     New agreements .....    1,142      983      870      829      248
     Backlog, end of year      786      682      594      275      176


18.  Derivative Financial Instruments

     The Company employs interest rate swap agreements to match effectively the fixed or floating rate nature of liabilities to the assets funded. A key assumption in the following information is that rates remain constant at December 31, 1996 levels. To the extent that rates change, both the maturity and variable interest rate information will change. However, the net rate the Company pays remains matched with the assets funded.

     The following table summarizes the maturity and weighted average rates of the Company's interest rate swaps employed at December 31, 1996. These characteristics are effectively offset within the portfolio of assets funded by the Company ($000's):

                                                                   Maturities
                                    ---------------------------------------------------------------------------
                                      Total       1997       1998       1999       2000       2001       2002
                                    --------   --------   --------   --------   --------  ---------  ----------

United States
Commercial Paper:
     Pay fixed/receive floating:
     Notional value                 $427,181   $199,528   $136,176   $ 59,346   $ 20,531  $   4,625  $   6,975
     Weighted average receive rate                5.72%      5.72%      5.72%      5.72%      5.72%      5.72%
     Weighted average pay rate                    6.21%      6.33%      6.47%      6.37%      6.51%      6.60%

Medium-Term Notes:
     Pay floating/receive fixed:
     Notional value                  336,000    250,000                86,000
     Weighted average receive rate                6.59%                 6.50%
     Weighted average pay rate                    5.95%                 5.86%

     Pay floating/receive floating:
     Notional value                  357,200    357,200
     Weighted average receive rate                5.51%
     Weighted average pay rate                    5.90%

Canada
Commercial Paper:
     Pay fixed/receive floating:
     Notional value                   68,255     32,631     22,849     10,585      2,190
     Weighted average receive rate                3.11%      3.11%      3.11%      3.11%
     Weighted average pay rate                    6.25%      5.89%      5.63%      4.58%

     Pay floating/receive floating:
     Notional value                   52,730     28,010     14,961      4,342      2,853      2,564
     Weighted average receive rate                7.21%      7.09%      6.93%      7.61%      7.61%
     Weighted average pay rate                    3.38%      3.38%      3.38%      3.38%      3.38%



(Continued)

                                                                   Maturities
                                    -------------------------------------------------------------------------
                                      Total       1997       1998       1999       2000       2001       2002
                                    --------   --------   --------   --------   --------  ---------  --------

     Pay floating/receive fixed:
     Notional value                   36,481     36,481
     Weighted average receive rate                4.92%
     Weighted average pay rate                    3.07%

UK
Commercial Paper:
     Pay floating/receive fixed:
     Notional value                  379,308     37,708     93,070    138,834    109,696
     Weighted average receive rate                6.56%      6.56%      6.56%      6.56%
     Weighted average pay rate                    6.17%      7.85%      6.96%      7.10%

Germany
Commercial Paper:
     Pay fixed/receive fixed:
     Notional value                   13,000      1,950      2,925    (6,825)      3,575     11,375
     Weighted average receive rate                3.25%      3.25%      3.25%      3.25%      3.25%
     Weighted average pay rate                    5.34%      5.34%      5.34%      5.34%      5.34%
                                   ---------   --------   --------   --------   --------  ---------

Total                              $1,670,155  $943,508   $269,981   $292,282   $138,845  $  18,564  $   6,975
                                   ==========  ========   ========   ========   ========  =========  =========


     For the years ended  December  31,  1996 and 1995,  the  Company's  hedging activities increased interest expense $4.1 million and $2.0 million respectively, and had no effect on its weighted average borrowing rate. For the same period in the year ended December 31, 1994, hedging activities increased interest expense $8,389 and increased the weighted average borrowing rate 0.2%.

     The Company enters into foreign exchange contracts as hedges against currency fluctuations on certain intercompany loans. Such contracts effectively offset the currency risk applicable to approximately $329.1 million and $118.1 million of obligations at December 31, 1996 and 1995, respectively.

     The Company is exposed to credit-related losses in the event of non-performance by counterparties to certain derivative financial instruments. The Company manages such risk by periodically evaluating the financial position of counterparties and spreading its positions among multiple counterparties. The Company presently does not expect non-performance by any of the counterparties.


19.  Industry Segment Information

     The Company is principally in the business of providing services to businesses that serve consumer industry customers. The Company's major business segments are reflective of the industries in which it serves. See Note 1. "Summary of Significant Accounting Policies - Description of Business" for a more detailed description of each of the Company's industry segments. The following table presents certain financial information regarding the company's industry segments.

Operations by segment ($000's):

Year Ended December 31, 1996

                                                                       Real Estate
                                                       --------------------------------------------
                                                       Real Estate                       Mortgage
                                        Consolidated    Franchise       Relocation      Services
                                       -------------   -----------     -----------    -------------
     Net revenues                      $  1,440,172    $   233,469     $   344,865    $     126,570
     Operating income                       451,562        110,535          54,302           41,302
     Identifiable assets                 10,866,000      1,295,501       1,086,374        1,742,409
     Depreciation and amortization           97,811         27,317          11,168            4,442
     Capital expenditures                    66,595          9,932           9,112            9,859

                                                                  Travel
                                        -----------------------------------------------------------
                                                          Car
                                          Lodging        Rental         Timeshare          Fleet            Other
                                        -----------    -----------     -----------    -------------     -----------
     Net revenues                       $   385,920    $    10,014     $    30,723    $     260,740     $    47,871
     Operating income                       145,798            537           3,319           76,260          19,509
     Identifiable assets                    954,649        882,397         772,585        3,868,472         263,613
     Depreciation and amortization           30,852          3,439           2,559           13,214           4,820
     Capital expenditures                    19,302             --           1,473            9,999           6,918


Year Ended December 31, 1995

                                                                Real Estate
                                                       --------------------------------------------
                                                       Real Estate                       Mortgage
                                        Consolidated    Franchise       Relocation      Services
                                        ------------   -----------     -----------    -------------
     Net revenues                       $ 1,056,890    $    47,965     $   301,667    $      93,251
     Operating income                       290,969         19,277          41,718           41,744
     Identifiable assets                  6,928,813        195,157       1,031,978        1,142,272
     Depreciation and amortization           63,178          2,997          10,385            3,099
     Capital expenditures                    45,554          2,034           8,678            2,987

                                                 Travel
                                        --------------------------
                                          Lodging         Fleet            Other
                                        -----------    -----------     -----------
     Net revenues                       $   335,402    $   258,877     $    19,728
     Operating income                       120,606         56,918          10,706
     Identifiable assets                    724,673      3,641,536         193,197
     Depreciation and amortization           26,058         18,837           1,802
     Capital expenditures                     5,059          9,872          16,924


Year Ended December 31, 1994

                                                              Real Estate
                                                       ---------------------------
                                                                          Mortgage
                                        Consolidated    Relocation        Services
                                        ------------   -----------     -----------
     Net revenues                       $   892,120    $   255,974     $    74,494
     Operating income                       225,891         34,534          30,172
     Identifiable assets                  5,664,920        794,372         849,131
     Depreciation and amortization           53,712          9,280           2,944
     Capital expenditures                    34,243         11,541           2,471


                                                  Travel
                                        --------------------------
                                          Lodging         Fleet          Other
                                        -----------    -----------   -----------
     Net revenues                       $   300,694    $   249,571   $    11,387
     Operating income                       102,487         52,323         6,375
     Identifiable assets                    738,543      3,247,320        35,554
     Depreciation and amortization           21,921         17,765         1,802
     Capital expenditures                     9,378          8,854         1,999


The Company's operations outside of North America principally include fleet management and relocation segment operations in Europe. Geographic operations of the Company are as follows ($000's):

                                    North
Year Ended December 31, 1996      America      Europe    Consolidated
----------------------------   ----------    ---------   -----------
Net revenues ...............    1,372,840       67,332    1,440,172
Income before income taxes .      409,682       22,185      431,867
Identifiable assets ........   10,146,012      719,988   10,866,000

Year Ended December 31, 1995
Net revenues ...............      994,910       61,980    1,056,890
Income before income taxes .      254,182       13,838      268,020
Identifiable assets ........    6,331,896      596,917    6,928,813

Year Ended December 31, 1994
Net revenues ...............      836,182       55,938      892,120
Income before income taxes .      201,171        6,230      207,401
Identifiable assets ........    5,150,232      514,688    5,664,920


20.  Selected Quarterly Financial Data - (Unaudited)


     (In thousands, except per share data)

     1996                              First          Second          Third          Fourth       Total Year
     ----                           -----------    -----------    -----------     -----------    -----------

     Net revenues                   $   278,956    $   344,777    $   410,525     $   405,914    $ 1,440,172
     Income before income taxes          73,823        100,951        141,822         115,271        431,867
     Net income                          43,678         59,942         84,880          68,741        257,241

     Net income per share:
         Primary                    $       .30    $       .39    $       .54     $       .36    $      1.59
         Fully diluted              $       .30    $       .39    $       .54     $       .36    $      1.58


     1995
     Net revenues                   $   230,621    $   256,523    $   294,594     $   275,152    $ 1,056,890
     Income before income taxes          55,595         65,967         79,657          66,801        268,020
     Net income                          32,835         38,484         46,683          39,848        157,850

     Net income per share:
         Primary                    $       .25    $       .28    $       .34     $       .27    $      1.14
         Fully diluted              $       .25    $       .28    $       .33     $       .27    $      1.12

21.  Investment in ARAC

     As discussed in Note 1, at the time the Company acquired Avis, it had developed and announced a plan (the "Plan") to do the following:

     1.  Retain  certain assets  acquired,  including the  reservations  system,
         franchise   agreements,   trademarks   and   tradenames   and   certain
         liabilities.

     2. Segregate the assets used in the car rental operations in ARAC, a separate subsidiary, and within one year, undertake an initial public offering (the "IPO") of ARAC, which would result in deleting the Company's interest in ARAC to approximately 25%.

     3. Enter into a license agreement with ARAC for use of the trademarks and tradename and other franchise services.

     Based on the Plan, the purchase price for Avis has been allocated to the assets acquired and liabilities assumed by the Company, including its investment in ARAC, based on their respective estimated fair values at the date of acquisition. The amount allocated to ARAC was based on the estimated valuation of ARAC including the effect of royalty, reservation and information technology agreements with the Company. Under the Plan, ARAC will sell approximately a 75% interest at an assumed price of $225 million thereby diluting the Company's interest to 25%. All of the proceeds from the IPO will be retained by ARAC.

     The condensed balance sheet at December 31, 1996 and the condensed income statement for the period October 17, 1996 through December 31, 1996 of ARAC is as follows:

                   Rental Car Operations of Avis, Inc. (ARAC)
                             Combined Balance Sheet
                                 (in thousands)

ASSETS
Cash and cash equivalents .............................   $   50,886
Accounts receivable, net ..............................      311,179
Due from affiliates, net ..............................       61,807
Vehicles, net .........................................    2,243,492
Property and equipment ................................       98,887
Cost in excess of net assets acquired net .............      196,765
Other .................................................      168,341
                                                          ----------
    Total Assets ......................................   $3,131,357
                                                          ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable on accrued liabilities ...............   $  504,780
Income tax liabilities ................................       40,778
Public liability, property damage and other liabilities      213,785
Debt ..................................................    2,295,474
                                                          ----------
    Total Liabilities .................................    3,054,817

Stockholders' Equity ..................................       76,540
                                                          ----------
    Total Liabilities and Stockholders' Equity ........   $3,131,357
                                                          ==========

                                      * * *

                   Rental Car Operations of Avis, Inc. (ARAC)
                            Combined Income Statement
                                 (in thousands)


Revenue .................................................   $362,844
                                                            --------

Costs and expenses
    Direct operating ....................................    167,682
    Vehicle depreciation and lease charges ..............     89,448
    Selling general and administrative ..................     68,215
    Interest, net .......................................     34,212
    Amortization of cost in excess of net assets acquired      1,026
                                                            --------
                                                             360,583

Income before provision for income tax ..................      2,261
Provision for income tax ................................      1,040
                                                            --------
Net income ..............................................   $  1,221
                                                            ========

                                      * * *

Note A - Summary of Significant Accounting Policies of ARAC

Vehicles

     Vehicles are stated at cost net of accumulated depreciation. In accordance with industry practice, when vehicles are sold, gains or losses are reflected as an adjustment to depreciation. Vehicles are generally depreciated at rates ranging from 10% to 25% per annum. Manufacturers provide ARAC with incentives and allowances (such as rebates and volume discounts) which are amortized to income over the holding period of the vehicles.

Cost in Excess of Net Assets Acquired

     Cost in excess of net assets acquired is amortized over a 40 year period and is shown net of accumulated amortization of $1.0 million at December 31, 1996.

Public Liabilities, Property Damage and Other Insurance Liabilities

     Insurance liabilities on the accompanying combined statement of financial position include additional liability insurance, personal effects protection insurance, public liability and property damage ("PLPD") and personal accident insurance claims for which ARAC is self-insured. ARAC is self-insured up to $1.0 million per claim under its auto liability insurance program for PLPD and additional liability insurance. Costs in excess of $1.0 million per claim are insured under various contracts with commercial insurance carriers. The insurance liabilities include a provision for both claims reported to ARAC as well as claims incurred but not yet reported to ARAC.

     The insurance liabilities include a provision for both claims reported to ARAC as well as claims incurred but not yet reported to ARAC. This method is an actuarially accepted loss reserve method. Adjustments to this estimate and differences between estimates and the amounts subsequently paid are reflected in operations as they occur.

Income Taxes

     ARAC is included in the consolidated federal income tax return of the Company. Pursuant to the regulations promulgated under the Internal Revenue Code, ARAC's pro rate share of the consolidated federal income tax liability of the Company is allocated to ARAC on a separate return basis. ARAC files separate income tax returns in states where a consolidated return is not permitted. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred income tax assets and liabilities are measured based upon the difference between the financial accounting and tax basis of assets and liabilities.

Note B - Intercompany Transactions of ARAC

     Amount due from affiliates represents the net balance due to or from the Company which will be settled upon or before consummation of the IPO. Net amount of approximately $61.8 million consists of notes receivable due to the Company from an indirect wholly owned subsidiary of the Company, long term subordinated vehicle financing notes payable to the Vehicle Trust (see note C) and miscellaneous non-interest bearing advances made by ARAC to the Company. Expense items include charges from the Company and affiliates of the Company totaling $31.8 million.

     Reservations and data processing services are charged to ARAC based on actual cost. All other charges are based on actual costs incurred. Effective January 1, 1997, the Company will charge ARAC a royalty fee of 4.0% of revenue for the use of the Avis trade name. On an unaudited pro forma basis, had the franchise fee been charged to ARAC beginning on October 17, 1996, net income for the period October 17, 1996 to December 31, 1996 would have been reduced by $8.7 million resulting in a pro forma net loss of approximately $7.5 million.


Note C - Financing and Debt of ARAC

Debt outstanding at December 31, 1996 is not guaranteed by the Company and consists of the following ($000's):


                             VEHICLE TRUST FINANCING

     Short term vehicle trust financing -
           revolving credit facilities                  $   1,970,000
     Long term vehicle manufacturer's
           notes - payable through 2001                       185,000


                                 OTHER FINANCING

     Short term debt including foreign short term notes,
           capital leases and
         current portion of other long term debt              106,745
     Floating rate notes - foreign subsidiaries due
           through August 1998                                 30,813
     Other debt - domestic                                      2,916
                                                        -------------
                                                        $   2,295,474
                                                        =============

     The primary source of funding for domestic vehicles is provided by the Vehicle Trust (a grantor trust). Amounts drawn against this facility may be used to purchase vehicles and pay certain expenses of the Vehicle Trust. The security for the Vehicle Trust financing facility consists of a lien on the vehicles acquired under the facility, which at December 31, 1996 totaled approximately $2.1 billion, exclusive of related valuation reserves. The security for the Vehicle Trust financing facility also consists of security interests in certain other assets of the Vehicle Trust. Additionally, the Vehicle Trust and its security agreement require that there be outstanding, at all times, subordinated debt in a specified percentage range (10% - 25%) of the net book value of the vehicles owned by the Vehicle Trust. Pursuant to the agreement, the subordinated debt is to be provided by vehicle manufacturer finance companies and by a Company subsidiary. The Vehicle Trust consists of loans from banks, vehicle manufacturer finance companies and a Company subsidiary. The short term notes are issued pursuant to a $2.5 billion revolving credit facility dated as of October 17, 1996 which expires on October 16, 1997. On December 31, 1996, the weighted average interest rate of borrowings under this facility was 6.00%. For the period from October 17, 1996 to December 31, 1996, the average outstanding borrowings under this facility were $2.0 billion with a weighted average interest rate of 5.98%. This facility requires a fee of 1/8 of 1% on the committed amount. Subordinated debt of $318 million was required under the Vehicle Trust financing, of which $247.5 million is due to a Company subsidiary. At December 31, 1996, the Vehicle Trust had financing outstanding from vehicle manufacturer finance companies under terms of loan agreements dated October 17, 1996. Under these agreements, the maximum amount of borrowings allowed is $267 million, of which up to $260 million may be issued as subordinated debt. On December 31, 1996, $185 million was outstanding, of which $70.5 million of the outstanding debt was deemed subordinated. On December 31, 1996, the weighted average interest rate of borrowings under this facility was 8.50%. For the period October 17, 1996 to December 31, 1996, the average outstanding borrowings under this facility was $185 million with a weighted average interest rate of 8.41%.

     In November 1992, the predecessor to ARAC entered into a five year capital lease under which $96.7 million of vehicles were leased. The lease is cancelable at ARAC's option, however, additional costs may be incurred upon termination based upon the fair value of the vehicles at the time the option is exercised. At the termination of the lease, ARAC may purchase the vehicles at an agreed upon fair market value or return them to the lessor.

     The  future   minimum  lease   payments  due  under  ARAC's  capital  lease
obligation, which terminates on November 30, 1997 are $41,500,000 (including interest of $1,331,000).

     Mandatory maturities of long term obligations for each of the five years ending December 31, and thereafter, are as follows ($000's):

         1997                                    $    41,229
         1998                                         98,950
         1999                                          1,086
         2000                                            209
         2001                                        118,228
         Thereafter                                      256

Other Credit Facilities

     At December 31, 1996, ARAC had letters of credit/working capital agreements totaling $102.6 million, which may be renewed bi-annually at ARAC's option and the banks' discretion. The collateral for certain of these agreements consists of a lien on property and equipment and certain receivables with a carrying value of $136.9 million. At December 31, 1996, ARAC has outstanding letters of credit amounting to $55.1 million.

     In addition, for certain of its international operations, ARAC has available at December 31, 1996, unused lines of credit of $224.3 million. The unused lines of credit agreements require a quarterly fee of 0.2% to 0.5% of the unused line.

Interest Rate Swap Agreements

     ARAC has entered into interest rate swap agreements to reduce the impact of changes in interest rates on certain outstanding debt obligations. These agreements effectively change ARAC's interest rate exposure on $44.0 million of its outstanding debt from a weighted average variable interest rate to a fixed rate of 7.1% at December 31, 1996. The variable interest element with respect to these interest rate swap agreements is reset quarterly. The interest rate swap agreements will terminate in March 1997, July 1998 and November 1998. The differential to be paid or received is recognized ratably as interest rates change over the life of the agreements as an adjustment to interest expense.

     The net interest differential charge to interest expense for the period October 17, 1996 to December 31, 1996 was $285,000. ARAC is exposed to credit risk in the event of nonperformance by counter parties to its interest rate swap agreements. Credit risk is limited by entering into such agreements with primary dealers only; therefore, ARAC does not anticipate that nonperformance by counter parties will occur. Notwithstanding this, ARAC's treasury department monitors counter party credit ratings at least quarterly through reviewing independent credit agency reports. Both current and potential exposure are evaluated as necessary, by obtaining replacement cost information from alternative dealers. Potential loss to ARAC from credit risk on these agreements is limited to amounts receivable, if any.

Note D - Litigation Related to ARAC

     Certain litigation has been initiated against ARAC which has arisen during the normal course of operations. Since litigation is subject to many uncertainties, the outcome of any individual matter is not predictable with any degree of certainty, and it is reasonably possible that one or more of these matters could be decided unfavorably against ARAC. The Company maintains insurance policies that cover most of the actions brought against ARAC. Two legal actions have been filed against ARAC alleging discrimination in the rental of vehicles. The Company has agreed to indemnify ARAC from any unfavorable outcome with respect to these matters upon the consummation of an IPO. ARAC is not currently involved in any legal proceeding which it believes would have a material adverse effect upon its combined financial condition or results of operations.


                                       ***

Accounting Treatment for ARAC

     The Company's interest in ARAC of $75 million at the October 17, 1996 acquisition date represents the estimated value of its 100% interest in ARAC at the date of acquisition and is accounted for under the equity method since the Company's control is temporary based on the planned IPO of ARAC. Upon completion of the IPO, the value of ARAC is expected to increase to $300 million (with the $225 million of IPO proceeds retained by ARAC) with the Company's interest at 25% equal to $75 million, its current investment balance. If the results of the IPO do not confirm the preliminary purchase price allocation, for the investment in ARAC, then such investment will be adjusted with a corresponding adjustment to excess of cost over fair value of net assets acquired.

     Following is a Pro Forma Condensed Consolidated Balance Sheet at December 31, 1996 and a Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 1996 assuming the ARAC was consolidated.

                                HFS Incorporated
                 Pro Forma Condensed Consolidated Balance Sheet
                                 (in thousands)

Assets
Cash and cash equivalents ........................................   $   120,427
Restricted cash ..................................................        89,849
Accounts receivable - net ........................................       999,086
Other current assets .............................................       211,118
                                                                     -----------
     Total current assets .........................................    1,420,480
                                                                      ----------

Property and equipment, net ......................................       427,415
Vehicles, net ...................................................      2,243,492
Franchise agreements, net .........................................      995,947
Other intangibles ...................................................    604,535
Excess of cost over fair value of net assets acquired ...............  1,980,174
Other assets .....................................................       457,733
                                                                     -----------
                                                                       8,129,776
                                                                     -----------

Assets under Management and Mortgage Programs:
     Net investment in leases and leased vehicles ............ ...     3,418,666
     Equity advances on homes ....................................       773,326
     Mortgage loans held for sale ................................     1,248,299
     Mortgage servicing rights and fees ..........................       288,943
                                                                     -----------
                                                                       5,729,234
                                                                     -----------
Total Assets .....................................................   $13,859,010
                                                                     ===========


Liabilities and Stockholders' Equity
Accounts payable and accrued expenses .............................  $ 1,401,328
Short term debt ..................................................       150,000
Current portion of long term debt .................................        2,995
                                                                     -----------
     Total Current Liabilities .....................................   1,554,323
                                                                      ----------

Public liability, property damage and other ......................       213,785
Long term debt ...................................................     3,043,895
Deferred revenue ................................................        397,034
Other liabilities ................................................       131,021
                                                                     -----------
                                                                       3,785,735
                                                                     -----------

Liabilities under management and mortgage programs:
     Debt ........................................................     5,089,943
     Deferred income taxes ........................................      281,948
                                                                     -----------
                                                                       5,371,891
                                                                     -----------

Total Liabilities ..................................................  10,711,949
                                                                     -----------
Stockholders' equity ...............................................   3,147,061
                                                                     -----------
                                                                     $13,859,010
                                                                     ===========

                                HFS Incorporated
                     Pro Forma Consolidated Income Statement
                                 (in thousands)


Revenues                                $ 1,801,795

Expenses
Operating ............................      827,761
Marketing and reservation ............      157,347
Vehicle depreciation and lease charges       95,245
Selling and administrative ...........      135,791
Depreciation and amortization ........       98,837
Interest .............................       53,907
                                         ----------

     Total expenses ..................    1,368,888

Income before income taxes ...........      432,907
Provision for income taxes ...........      175,666
                                         ----------
Net income ...........................   $  257,241
                                         ==========